An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed and may be obtained.

Preliminary Offering Circular

October 17 , 2023

Subject to Completion

VERSITY INVEST, LLC

VIP Bonds

8.0% Senior Unsecured Bonds (A Bonds)

8.0% Senior Unsecured Bonds (R Bonds)

$75,000,000 Aggregate Maximum Offering Amount (75,000 Bonds)

$5,000 Minimum Purchase Amount (5 Bonds)

Explanatory Note: This Amendment No.5 (the “Amendment”) to the Offering Statement on Form 1-A filed by Versity Invest, LLC on March 8, 2023, Amendment No.1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 is being filed to respond to the Securities and Exchange Commission Comment Letter dated September 19, 2023.

 Versity Invest, LLC, a Delaware limited liability company (the “Company”), is offering a maximum of $75,000,000 in the aggregate, of its 8.0% senior unsecured bonds (the “A Bonds”), and of its 8.0% senior unsecured bonds (the “R Bonds” and collectively, the “VIP Bonds”) pursuant to this offering circular. The purchase price per VIP Bond is $1,000, with a minimum purchase amount of $5,000, or the “minimum purchase”; however, the Company, in our sole discretion, reserves the right to accept smaller purchase amounts. Both the A Bonds and R Bonds will bear interest at a rate of eight percent (8.0%) per year. The maximum offering amount of VIP Bonds is $75,000,000 (the “Maximum Offering Amount”). The maximum offering amount allocable to the sale of R Bonds is $15,000,000. The VIP Bonds will be offered serially, over a maximum period of two years, starting from the date of qualification of the Offering Statement of which this Offering Circular is a part. Each series of VIP Bonds beginning with Series A-1 and Series R-1 will correspond to the applicable quarter in which closings for VIP Bonds occur. Each series of A Bonds will mature on the third anniversary of the initial issuance date for the applicable series. Each series of R Bonds will mature eighteen months after the initial issuance date for the applicable series. The Company may elect to extend the maturity date of the VIP Bonds for one additional six-month period to facilitate the redemption of the VIP Bonds. Upon maturity, and subject to the terms and conditions described in this offering circular, the A Bonds will be automatically renewed for the same interest rate for an additional three years, and the R Bonds will be automatically renewed for the same interest rate for an additional eighteen months, unless redeemed upon maturity at our or your election. Interest on the VIP Bonds will be paid monthly on the 15th day of each calendar month.

R Bondholders will have the right to have all or a portion of their bonds redeemed at any time prior to the maturity date, at a price per R Bond equal to $960, if redeemed prior to the initial maturity date of the applicable R Bond, plus any accrued but unpaid interest on the R Bond due to such R Bondholder.  A Bondholders will have the right to have all or a portion of their A Bonds redeemed at any time prior to the maturity date, at a price per A Bond equal to $900 if redeemed on or before the first anniversary of the issuance date of the applicable A Bond, $920 if redeemed after the first anniversary of the issuance date of the applicable A Bond but on or before the second anniversary of the issuance date of the applicable A Bond and $940 if redeemed after the second anniversary of the issuance of the applicable A Bond, plus any accrued but unpaid interest, on the A Bond due to such A Bondholder.  The right of the Bondholders to redeem their VIP Bonds is limited to 3.75% of the principal amount of the outstanding VIP Bonds calculated on a quarterly basis as of the first day of the fiscal quarter in which such redemption occurs (the “3.75% Limit”), subject to an annual cap of up to 15% of the issued and outstanding VIP Bonds (the “15% Limit”).  The 3.75% Limit and the 15% Limit can be increased in the Company’s sole discretion.  To the extent that the 3.75% Limit is not fully used in a given quarter, the unused portion shall not be added to the 3.75% Limit for any future quarter, and any redemptions in excess of such limit or to the extent suspended, shall be redeemed in subsequent quarters on a first come, first served, basis.  Bondholders will also have the right to have their VIP Bonds redeemed in the case of a bondholder’s death, disability or bankruptcy, subject to notice and other provisions contained in this offering circular. Redemptions due to death, disability or bankruptcy shall count towards the quarterly 3.75% Limit on redemptions described above and shall be redeemed by the Company prior to the optional redemptions. See “Description of VIP Bonds – Redemption Upon Death, Disability or Bankruptcy” and “Description of VIP Bonds – Optional  Bond Redemption” for more information.

i

The VIP Bonds will be offered to prospective investors on a best efforts basis by WealthForge Securities, LLC, a Virginia limited liability company and a member of the Financial Industry Regulatory Authority, or “FINRA.” “Best efforts” means that our broker/dealer of record is not obligated to purchase any specific number or dollar amount of the VIP Bonds, but it will use its best efforts to sell the VIP Bonds. Our managing broker-dealer may engage additional broker-dealers, or “Selling Group Members,” who are members of FINRA, to assist in the sale of the VIP Bonds. At each closing date, the net proceeds for such closing will be disbursed to our Company and the VIP Bonds relating to such net proceeds will be issued to their respective investors. We expect to commence the sale of the VIP Bonds as of the date on which the offering statement is declared qualified by the United States Securities and Exchange Commission, or the “SEC,” and terminate the offering on the earliest of: (i) the date we sell the Maximum Offering Amount; (ii) the second anniversary of the date of qualification of this offering statement; or (iii) such date upon which we determine to terminate the offering, in our sole discretion. Notwithstanding the previous sentence, we have the right, in our sole discretion, to extend this offering beyond the second anniversary of the date of qualification for an additional year.

	Price to Public	Managing Broker-Dealer Fee, Commissions and Expense Reimbursements(1)(2)(5)	Proceeds to Issuer	Proceeds to Other Persons
Per A Bond (2)	$1,000	$80	$920	$0

Per R Bond (2)	$1,000	$20	$980	$0

Maximum Offering Amount of A Bonds (2)(3)	$75,000,000	$6,000,000	$69,000,000	$0

Maximum Offering Amount of R Bonds (2)(4)	$15,000,000	$300,000	$14,700,000	$0

Maximum Offering Amount of A Bonds if Maximum Amount of R Bonds Are Sold(3) (4)	$60,000,000	$4,800,000	$55,200,000	$0

Total of A&R Bonds	$75,000,000	$5,100,000	$69,900,000	$0

(1)

This includes (a) selling commissions of 5.0% of gross offering proceeds on the sale of A Bonds, (b) a managing broker-dealer fee of up to 2.00% of the gross proceeds of the offering, any portion of which may be further reallowed to a soliciting dealer, and (c) a non-accountable expense allowance of up to 1.00% of gross offering proceeds on the sale of A Bonds. The R Bonds will be sold solely to purchasers purchasing through a registered investment advisor. See “Plan of Distribution – Eligibility to Purchase R Bonds.” We will not pay selling commissions or a non-accountable expense allowance on the sale of R Bonds; however, we will pay a managing broker-dealer fee on the sale of R Bonds. A Bonds may be sold to certain other purchasers at reduced selling commissions and fees. See “Plan of Distribution – Discounts for Bonds Purchased By Certain Persons.” All such amounts will be paid to our managing broker-dealer.

(2)	All figures are rounded to the nearest dollar.

(3)	The table above shows amounts payable to our managing broker-dealer if we sell the Maximum Offering Amount comprised solely of A Bonds.

(4)

The table above shows amounts payable to our managing broker-dealer for the sale of A Bonds & R Bonds and the Maximum Offering Amount is achieved if we sell the maximum amount of R Bonds in this offering.

(5)

Certain of our employees are FINRA-licensed registered representatives affiliated with WealthForge Securities, LLC and may be compensated up to 135 bps of the managing broker-dealer fee that WealthForge Securities, LLC, is paid from proceeds of this Offering that are attributable to the sales of VIP Bonds by those employees. Assuming all the maximum amount is raised from these individuals, total compensation to these individuals would amount to $1,012,500.

ii

Generally, no sale may be made to you in the offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the VIP Bonds is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Currently, there is no market for the VIP Bonds being offered, nor does our Company anticipate one developing. Prospective investors should carefully consider and review that risk as well as the RISK FACTORS beginning on page 9 of this offering circular.

THE SEC DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

FORM 1-A DISCLOSURE FORMAT IS BEING FOLLOWED.

iii

iv

ABOUT THIS OFFERING CIRCULAR

The information in this offering circular may not contain all of the information that is important to you. You should read this entire offering circular and the exhibits carefully before deciding whether to invest in the VIP Bonds. See “Where You Can Find Additional Information” in this offering circular.

Unless the context otherwise indicates, references in this offering circular to the terms “Company,” “we,” “us,” and “our,” refer to Versity Invest, LLC, a Delaware limited liability company. References to “R Bondholder” and “A Bondholder” refer to the Person or Persons in whose name or names a particular R Bond or A Bond, respectively, shall be registered on the books of the Company kept for that purpose in accordance with the terms of this offering circular.

[Remainder of page intentionally left blank]

1

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this offering circular.  This summary does not contain all of the information that you should consider before deciding whether to invest in the VIP Bonds. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Overview

We are a real estate asset and development management company, focusing in multi-family, student housing, and hospitality projects across the US.  Occasionally, we may undertake projects in other asset classes.

We provide management services primarily to investment programs that we sponsor and fully syndicate to third-party investors.  We manage these assets, with the objective of providing those investors with long-term, stable income.  Our revenue is derived from fees for providing organization, acquisition, development management and asset management services to our various programs.

We currently sponsor and provide our services to Delaware Statutory Trusts (“DST”), designed primarily for 1031 exchange transactions, with an emphasis on student housing and market rate multi-family properties. We intend shortly to sponsor strategically located single property development programs. We also provide contracted asset management services to other owners and operators of real estate for properties in the same asset classes that we target for our own acquisition and development operations. We intend shortly to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Report) with enrollments of over 20,000 students.

DST Programs. Currently, our business is predominated by our  sponsorship of private DST offerings and management of DST assets. Our DST’s are intended to comply with IRS Revenue Ruling 2004-86, the Revenue Ruling, which provides requirements for structuring the DST so that the beneficial interests of the DST will be deemed direct interests in real estate, thus allowing the beneficial interests to be used as replacement property in IRC Section 1031 tax-deferred exchanges. Thus, DSTs are an option for investors looking to defer capital gains taxes by rolling the proceeds of a sale of investment real estate into a new real estate asset.

Single Property Development Projects. For development projects, we intend shortly to syndicate to third party investors each project through private offerings of property specific limited liability companies. Our in-house development team has extensive experience in all areas of the single property development process, from entitlement to completion. Development is synergistic with our other lines of business as we ideally exit development investors into a DST structure or other future ownership structures for long-term hold.

Private Student Housing REITs. We intend shortly to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Reports) with enrollments of over 20,000 students. We will focus on investments in core, stabilized student housing properties, however we may also selectively invest in development or value-add student housing properties. We anticipate that a wholly owned subsidiary of ours will externally advise such REIT structures.

2

Investment Strategy

The Company believes that well-positioned student housing properties have the potential to offer investors stable cash flow and performance, inflation-friendly value, appreciation, and tax efficiency from a brick-and-mortar asset anchored by the historical stability of a university. The Company’s student housing strategy targets multi-family properties that cater to the top 100 colleges across the United States with enrollments of over 20,000 students and that are located within walking distance from campus. However, the Company will also look into possible expansion into select growth markets.

The Company also looks to invest in high-quality, core/core-plus multi-family assets located in markets exhibiting job growth, population growth, and strong investment drivers across the U.S. The Company’s multi-family strategy focuses on long-term investments from $25 million to $100 million in markets with market occupancy rates of mid-90% or higher and targets the following major metropolitan areas across the U.S., with possible expansion into select growth markets:

•	Mid-Atlantic – D.C./Maryland/Virginia and Charlotte and Raleigh-Durham, North Carolina;
•	Southeast – Atlanta, Georgia, Charleston, South Carolina, Memphis and Nashville, Tennessee, and Miami, Orlando, and Tampa, Florida;
•	South – Austin, Dallas, and Houston, Texas;
•	West – Los Angeles, San Diego, and San Francisco Bay Area, California, and Phoenix, Arizona;
•	Mountain – Denver, Colorado and Salt Lake City, Utah

The Offering

We are offering to investors the opportunity to purchase up to an aggregate of $75,000,000 of VIP Bonds. The maximum offering amount of R Bonds is $15,000,000. See “Plan of Distribution - Who May Invest” for further information. The offering will terminate on the earliest of: (i) the date we sell the Maximum Offering Amount; (ii) the second anniversary of the date of qualification of this offering statement; or (iii) such date upon which we determine to terminate the offering, in our sole discretion. In such a case, the new offering statement must be declared qualified before we will be able to continue the offering past the second anniversary of the date of initial qualification.

Our Company will conduct closings in this offering on the first and third Thursday of each month or the “closing dates,” and each, a “closing date,” until the offering termination. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur two business days following each closing date. Two business days after the closing date, offering proceeds for that closing will be disbursed to us and the VIP Bonds purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through WealthForge Securities, LLC, or our managing broker-dealer.

3

Issuer	Versity Invest, LLC, a Delaware limited liability company.
Securities Offered	Maximum – $75,000,000, aggregate principal amount of the VIP Bonds.
Maturity Date

Each series of A Bonds will mature on the third anniversary of the initial issuance date for the applicable series.  Each series of R Bonds will mature eighteen months after the initial issuance date for the applicable series.

The VIP Bonds will each be offered serially, over a maximum period of 2 years starting from the date of qualification of the Offering Statement of which this Offering Circular is a part, with the sole difference between the series being their respective maturity dates.

Upon maturity, and subject to the terms and conditions described in this offering circular, the A Bonds and R Bonds will be automatically renewed at the same interest rate for an additional three years and an additional eighteen months, respectively, unless redeemed upon maturity at our or your election. If the VIP Bonds are not renewed and without the consent of the  Bondholders, we may elect to extend the maturity date of the VIP Bonds for an additional six months to facilitate the redemption of the VIP Bonds.

We expect that any renewal of the VIP Bonds will be required to be registered or exempt from registration under the Securities Act. If we do not redeem the VIP Bonds at or prior to maturity, including as described under “Description of VIP Bonds – Optional Redemption,” we anticipate that we will file a new offering statement in order to qualify the renewals for an exemption from registration with the SEC under Regulation A. In such a case, the new offering statement must be declared qualified before we will be able to renew your VIP Bond.

Interest Rate	A Bonds – 8.0% per annum computed on the basis of a 360-day year. R Bonds – 8.0% per annum computed on the basis of a 360-day year.
Interest Payments

Interest on the VIP Bonds will be paid monthly on the 15th day of the month. Interest will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Interest on each VIP Bond will accrue and be cumulative from the end of the most recent interest period for which interest has been paid on such VIP Bond, or if no interest has paid, from the date of issuance.

Offering Price	$1,000 per VIP Bond.
Ranking

The VIP Bonds are senior unsecured indebtedness of our company. The VIP Bonds would rank junior to any of our secured indebtedness and will rank senior to our other unsecured indebtedness, and will be structurally subordinated to all indebtedness of our subsidiaries. See “Description of VIP Bonds” for more information.

Use of Proceeds

We estimate that the net proceeds we will receive from this offering, without taking into account any sales of R Bonds, will be approximately $69,000,000 if we sell the maximum offering amount, after deducting the selling commissions and fees payable to our managing broker-dealer and selling group members. As sales of R Bonds are without selling commissions, the net proceeds from the offering will depend upon the sales mix of the VIP Bonds.

We intend to use the net proceeds from this offering for growth strategies, which are expected to include: (i) real estate acquisitions; (ii) development costs; and (iii) for other general corporate purposes. No portion of the proceeds will be used to compensate our officers or directors. See “Use of Proceeds” for additional information.

There is no assurance that we will be able to utilize the net proceeds of this offering in the manner or amounts contemplated herein, or at all. In particular, as a result of the onset of the COVID-19 pandemic and the rapid pace of related developments, prospective opportunities for each of the intended uses are evolving and may result in a change in the priority in which we deploy proceeds from this offering as we continue to evaluate ways to maximize the prospects of ongoing success for our business. We may determine not to pursue one or more of the above uses of proceeds.

4

Redemption at the Option of the Bondholder

R Bondholders will have the right to have all or a portion of their bonds redeemed at any time prior to the maturity date, at a price per R Bond equal to $960, if redeemed prior to the initial maturity date of the applicable R Bond, plus any accrued but unpaid interest on the R Bond due to such R Bondholder. A Bondholders will have the right to have all or a portion of their A Bonds redeemed at any time prior to the maturity date, at a price per A Bond equal to $900 if redeemed on or before the first anniversary of the issuance date of the applicable A Bond, $920 if redeemed after the first anniversary of the issuance date of the applicable A Bond but on or before the second anniversary of the issuance date of the applicable A Bond and $940 if redeemed after the second anniversary of the A Bonds, plus any accrued but unpaid interest, on the A Bond due to such A Bondholder.

The right of the Bondholders to redeem their VIP Bonds is limited to 3.75% of the principal amount of the outstanding VIP Bonds calculated on a quarterly basis as of the first day of the fiscal quarter in which such redemption occurs (the “3.75% Limit”), subject to an annual cap of up to 15% of the issued and outstanding VIP Bonds (the “15% Limit”). The 3.75% Limit and the 15% Limit can be increased in the Company’s sole discretion. To the extent that the 3.75% Limit is not fully used in a given quarter, the unused portion shall not be added to the 3.75% Limit for any future quarter, and any redemptions in excess of such limit or to the extent suspended, shall be redeemed in subsequent quarters on a first come, first served, basis.   Bondholders will also have the right to have their VIP Bonds redeemed in the case of a bondholder’s death, disability or bankruptcy, subject to notice and other provisions contained in this offering circular. Redemptions due to death, disability or bankruptcy shall count towards the quarterly 3.75% Limit on redemptions described above and shall be redeemed by the Company prior to the optional redemptions.

Redemption at the Option of the Company

The VIP Bonds may be redeemed at the option of the Company at a redemption price equal to any accrued but unpaid interest plus 110% of the principal amount to be redeemed. If the VIP Bonds are renewed for an additional term, we may redeem the VIP Bonds at any time during such renewal period. For the specific terms of the Optional Redemption, please see “Description of VIP Bonds – Optional Redemption” for more information.

Redemption Upon Death, Disability or Bankruptcy

Within 90 days of the death, disability or bankruptcy of a Bondholder who is a natural person, the estate of such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole but not in part and without penalty, the VIP Bonds held by such  Bondholder by delivering to us a written notice requesting such VIP Bonds be redeemed. Redemptions due to death, disability or bankruptcy shall count towards the quarterly 3.75% Limit on redemptions described above and shall be redeemed by the Company prior to the optional redemptions. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to redeem his or her VIP Bonds. If a VIP Bond is held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled Bondholder (or a legal representative) upon disability of the spouse. In the event a VIP Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such VIP Bond unless each Bondholder has been affected by such an event.

Disability shall mean with respect to any Bondholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Bondholder or beneficial holder first acquired VIP Bonds. Any such determination of disability must be made by any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration, or the Applicable Governmental Agency, responsible for reviewing the disability retirement benefits that the applicable Bondholder or beneficial holder could be eligible to receive.

Bankruptcy shall mean, with respect to any Bondholder the final adjudication related to (i) the filing of any petition seeking to adjudicate the Bondholder bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Bondholder or such Bondholder’s debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, or (ii) without the consent or acquiescence of such Bondholder, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any bankruptcy, liquidation, dissolution, or other similar statute, law, or regulation, or, without the consent or acquiescence of such Bondholder, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Bondholder or of all or any substantial part of the property of such Bondholder which order shall not be dismissed within ninety (90) days.

Subject to the annual cap on redemptions, upon our receipt of a redemption request in the event of death, disability or bankruptcy of a Bondholder, we will designate a date for the redemption of such VIP Bonds, which date shall not be later than 120 days after we receive documentation and/or certifications establishing (to the reasonable satisfaction of the Company) the right to be redeemed. On the designated date, we will redeem such VIP Bonds at a price per VIP Bond that is equal to all accrued and unpaid interest, to but not including the date on which the VIP Bonds are redeemed plus the then outstanding principal amount of such VIP Bond.

5

Default

The Indenture governing the VIP Bonds will contain events of default, the occurrence of which may result in the acceleration of our obligations under the VIP Bonds in certain circumstances. Events of default, other than payment defaults, will be subject to our Company’s right to cure within a certain number of days of such event of default. Our Company will have the right to cure any payment default within 60 days before the trustee may declare a default and exercise the remedies under the Indenture. See “Description of VIP Bonds - Event of Default” for more information.

Form

The VIP Bonds purchased through a participant in the Depository Trust Company, or DTC, will be evidenced by global bond certificates deposited with a nominee holder, either DTC or its nominee Cede & Co. VIP Bonds purchased directly will be registered in book-entry form only on the books and records of UMB Bank, N.A. in the name of Phoenix American Financial Services, Inc., or Phoenix American, as record holder of such VIP Bonds for the benefit of such direct purchasers. See “Description of VIP Bonds - Book-Entry, Delivery and Form” for more information.

Bond Service Reserve

We will reserve 3.75% of the proceeds of the sale of VIP Bonds, calculated on a quarterly basis as of the first day of the fiscal quarter, for the purpose of funding the optional redemptions described above.

Denominations	We will issue the VIP Bonds only in denominations of $1,000.
Payment of Principal and Interest	Principal and interest on the VIP Bonds will be payable in U.S. dollars or other legal tender, coin or currency of the U.S.
Future Issuances

We may, from time to time, without notice to or consent of the Bondholders, increase the aggregate principal amount of any series of the VIP Bonds outstanding by issuing additional bonds in the future with the same terms of such series of VIP Bonds, except for the issue date and offering price, and such additional bonds shall be consolidated with the applicable series of VIP Bonds and form a single series.

Securities Laws Matters

The VIP Bonds being offered are not being registered under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. In addition, the Company does not intend to be registered as an investment company under the Investment Company Act of 1940, as amended.

Trustee, Registrar and Paying Agent

We have designated UMB Bank, N.A., or UMB, as paying agent. UMB will also act as trustee under the indenture and registrar for the VIP Bonds. As such, UMB will make payments on the VIP Bonds to DTC or to Phoenix American (who will forward such payments to the applicable Bondholders). Phoenix American can elect that we make payments directly to Phoenix American upon written notice to UMB. The VIP Bonds will be issued in book-entry form only, evidenced by global certificates, as such, payments are being made to DTC, its nominee or to Phoenix American.

Governing Law	The Indenture and the VIP Bonds will be governed by the laws of the State of Delaware.
Material Tax Considerations

You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the VIP Bonds in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Risk Factors

An investment in the VIP Bonds involves certain risks. You should carefully consider the risks above, as well as the other risks described under “Risk Factors” of this offering circular before making an investment decision.

 [Remainder of page intentional left blank]

6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this offering circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this offering circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. The matters summarized below and elsewhere in this offering circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

[Remainder of page intentionally left blank]

7

RISK FACTORS

An investment in the VIP Bonds is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in the VIP Bonds should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase the VIP Bonds. To the best of our knowledge, we have included all material risks to investors in this section.

Risks Related to the VIP Bonds and to this Offering

The VIP Bonds are not obligations of our subsidiaries and will be subordinated to all of the liabilities of the Company’s subsidiaries, if any. Such subordination increases the risk that we will be unable to meet our obligations on the VIP Bonds.

The VIP Bonds are obligations of the Company exclusively and not of any of our subsidiaries. The VIP Bonds are also effectively subordinated to all of the liabilities of the Company’s subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under the Company’s indebtedness, including the VIP Bonds, or to make any funds available to make payments on the VIP Bonds. The Company’s right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of the Company’s creditors, including holders of the VIP Bonds, to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, in each case to the extent that the Company is not recognized as a creditor of such subsidiary. In addition, even where the Company is recognized as a creditor of a subsidiary, the Company’s rights as a creditor with respect to certain amounts are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness.

The VIP Bonds will not be secured by any of our assets. As a result, the VIP Bonds will be effectively subordinated to any secured debt we or our subsidiaries may incur in the future to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of our subsidiaries may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the VIP Bonds. The aggregate amount of debts of the Company and its subsidiaries that are effectively senior to the VIP Bonds is $286,246,418.

We may engage in a variety of transactions that may impair our ability to pay interest and principal on the VIP Bonds.

The Indenture governing the VIP Bonds will contain covenants that will limit us from making any fundamental changes including any merger, consolidation, winding up or liquidation. However, if we violate this covenant or engage in any of transaction limited by the covenants pursuant to a waiver to the Indenture, it could have an adverse impact on Bondholders. In addition, other than the limited covenants contained in the Indenture discussed in this offering circular, we are not subject to additional restrictions on our activities. We may engage in activities, such as issuing additional debt that may rank senior or pari passu with the VIP Bonds, that may hinder our ability to pay our bond service obligations.

If we sell substantially less than all of the VIP Bonds we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission, or the SEC, regarding financial reporting and other fixed costs (such as those relating to the offering) will be a larger percentage of our revenue and may reduce our financial performance and our ability to fulfill our obligations under the VIP Bonds.

We expect to incur significant costs in maintaining compliance with the financial reporting for a Tier II Regulation A issuer and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the VIP Bonds we are offering.

Redemption requests of VIP Bonds at the option of the Bondholder will be limited by the quarterly 3.75% Limit and to the extent they are accepted, will be subject to financial penalties for early redemption.

While the Bonds carry an early redemption right and a redemption right in the event of death, disability or bankruptcy of the Bondholder, redemptions are subject to the quarterly 3.75% Limit. As a result, requests for redemption from Bondholders may be rejected by the Company. Additionally, with respect to redemptions at the option of the Bondholders, except for death, disability or bankruptcy, early redemption penalties will apply, which will adversely affect Bondholders seeking to redeem VIP Bonds prior to maturity. If the Company elects to extend the maturity of the VIP Bonds as set forth herein, then a Bondholder may be required to redeem its Bonds, inclusive of the early redemption penalty, if the Bondholder does not wish to keep their VIP Bonds through the extended maturity.

Redemption requests for VIP Bonds at the option of the Bondholder or in the event of death, disability or bankruptcy of a Bondholder may have an adverse effect on the Company’s overall growth and ability to fulfil our obligations on the VIP Bonds.

The VIP Bonds carry an early redemption right and a redemption right in the event of death, disability or bankruptcy of the Bondholder. As a result, one or more Bondholders may elect to have their VIP Bonds redeemed prior to maturity. In such an event, we may not have access to the necessary cash to redeem such VIP Bonds. Additionally, any cash used to satisfy such redemption requests will be diverted from cash required to fund the continued growth of the Company. Accordingly, the use of funds towards redemptions could result in the Company’s inability to meet projected growth targets, which could, in turn, limit the Company’s ability to make interest and principal payments to Bondholders.

8

Our trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Bondholders, pursuant to the provisions of the Indenture, unless such Bondholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

The Indenture governing the VIP Bonds provides that in case an event of default occurs and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Bondholder, unless the Bondholder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

There is no established trading market for the VIP Bonds and we do not expect one to develop. Therefore, Bondholders may not be able to resell them for the price that they paid or sell them at all.

Prior to this offering, there was no active market for the VIP Bonds and we do not expect one to develop. We do not have any present intention to apply for a quotation for the VIP Bonds on an alternative trading system or over the counter market and even if we obtain that quotation in the future, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, the VIP Bonds will not be quoted on an alternative trading system or over the counter market until after the termination of this offering, if at all. Therefore, investors will be required to wait until at least after the final termination date of this offering for such quotation. The initial public offering price for the VIP Bonds has been determined by us. You may not be able to sell the VIP Bonds you purchase at or above the initial offering price or sell them at all.

Alternative trading systems and over the counter markets, as with other public markets, may from time to time experience significant price and volume fluctuations. As a result, if the VIP Bonds are listed on such a trading system, the market price of the VIP Bonds may be similarly volatile, and Bondholders may from time to time experience a decrease in the value of their VIP Bonds, including decreases unrelated to our operating performance or prospects. The price of the VIP Bonds could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this offering circular. No assurance can be given that the market price of the VIP Bonds will not fluctuate or decline significantly in the future or that Bondholders will be able to sell their VIP Bonds when desired on favorable terms, or at all. Further, the sale of the VIP Bonds may have adverse federal income tax consequences.

We may redeem all or any part of the VIP Bonds that have been issued before their maturity, and you may be unable to reinvest the proceeds at either the same or a higher rate of return.

We may redeem all or any part of the outstanding VIP Bonds prior to maturity. See “Description of VIP Bonds - Optional Redemption” for more information. If redeemed, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the VIP Bonds.

Investors in the VIP Bonds will not be afforded the benefits and protections of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The Trust Indenture Act was designed to protect investors who purchase publicly distributed debt securities. The Trust Indenture Act achieves investor protection by imposing minimum obligations on trustees and ensuring that trustees have the powers and resources to meet their obligations. The Trust Indenture Act requires that the hired trustee be free of conflicts of interest involving the issuer. Because the VIP Bonds are being offered pursuant to an exemption to the Trust Indenture Act, Bondholders will not be afforded the benefits and protections of the Trust Indenture Act.

Risks Related to Our Business and Our Industry

Our company’s core business is the syndication of DST real estate properties which may not perform as expected.

Real estate assets underly our DST syndications thereby making our DST programs subject to risks similar to real estate acquisition and management. Our DST programs by which we acquire real estate are subject to the market conditions where the real estate is located. If we are unable to acquire properties on favorable terms or the properties do not perform as expected, our cash available for operations and redemptions could be reduced.

Our DST business through which we acquire properties and sponsor securities involves legal and regulatory risks which could subject us to liability or litigation.

Our DST business is intended to comply with IRS Revenue Ruling 2004-86 which provides requirements for structuring DST investments so that the beneficial interests of the DST will be deemed direct interests in real estate. This allows the beneficial interests to be used as replacement property in IRC Section 1031 (“Section 1031”) tax-deferred exchanges. However, whether any particular beneficial interest will qualify as a tax-deferred exchange under Section 1031 depends on the specific facts involved. Factors within or beyond our control could result in an investor’s beneficial interest not being deemed a direct interest in real estate and be ineligible for a Section 1031 exchange. As a result, we could face claims or even liability depending on the particular facts of the situation. Even if we are not found liable, litigation as a result of a failed Section 1031 exchange by an investor would distract the Company’s management, reduce cash that could be used for redemptions or operations, and potentially have an adverse effect on our business.

9

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business.

EquityCo, consisting of our wholly-owned subsidiaries Versity EquityCo, LLC, and Versity EquityCo II, LLC, received a senior secured line of credit from Crayhill Capital Management and as of December 31, 2022, EquityCo had $70,853,596 outstanding under this facility. We maintain three revolving credit facilities of $15,000,000, each, issued by Nelson Brothers Student Housing and Assisted Living Holdings, LLC, NB Student Housing Fund II, LLC, and NB Student Housing Fund III, LLC, respectively, and each will mature April 21, 2032. We had $6,830,864 outstanding on these lines as of December 31, 2022. We had $225,945,936 of notes payable secured by our properties as of December 31, 2022. Our substantial debt could have important consequences to investors, including the following:

•	it may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt,

•	our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general corporate purposes may be impaired,

•	we must use a significant portion of our cash flow for payments on our debt, which will reduce the funds available to us for other purposes,

•	we are more vulnerable to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited,

•	our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt, and

•	our ability to borrow additional funds or to refinance debt may be limited.

Our property development activities are subject to real estate development risks which may reduce cash available for operations and redemptions.

The Company is subject to the risks normally associated with development activities. Such risks include risks relating to the availability and timely receipt of zoning and other regulatory approvals, the cost and timely completion of construction (including risks beyond our control, such as adverse weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition and results of operations.

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

10

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations and reduce our cash available for redemptions.

We will be subject to the risks associated with acquiring discounted real estate assets.

We will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, instability in the financial markets may limit the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. Such illiquidity could have the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken and our disposition fees could be adversely affected in the event we decide to sell the property.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, efforts to correct the instability could make the valuation of such assets highly unpredictable. Fluctuations in market conditions make judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

We will compete with third parties in acquiring, managing and selling properties and other investments, which could reduce our profitability.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. Our acquisition fees may be adversely affected if we are unable to purchase properties that meet our standards. We will compete with numerous other entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, REITs, real estate limited partnerships, the U.S. Government and other entities, to acquire, manage and sell real estate and real estate-related assets. Many of our expected competitors enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase.

Competition with these entities may result in the following:

•	greater demand for the acquisition of real estate and real estate-related assets, which results in increased prices we must pay for our real estate and real estate-related assets;

•	delayed investment of our capital;

•	decreased availability of financing to us; or

•	reductions in the size or desirability of the potential tenant base for one or more properties that we lease.

Properties that have significant vacancies, especially discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties thereby lowering our disposition fees.

The Company looks to invest in high-quality multi-family assets located in markets exhibiting job growth, population growth, and strong investment drivers across the U.S.  The Company is strategic in its investment decisions and seeks to acquire properties at a price that will yield a favorable return on investment.  Some of the properties that the Company considers purchasing may have high vacancy rates at the time of purchase, and through development and the addition of amenities, will eventually have much higher occupancy rates.  Before a high occupancy rate is achieved, there are risks to owning the property. A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. Further, our potential investments in underperforming apartment properties or other types of discounted properties may have significant vacancies at the time of acquisition which may take years to reverse if ever. The resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property would reduce our disposition fees.

11

Costs of responding to both known and previously undetected environmental conditions may decrease the value of the property thereby lowering our disposition fees.

Environmental laws may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.  If these environmental costs reduce property values, our disposition fee if we were to sell the property would be adversely impacted.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and such properties may negatively affect our performance in the event property values are reduced and our disposition fees are lower as a result.

If we are developing a property or holding a property for syndication, uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flow.

During the process of developing a property or holding it for syndication, we may be liable for uninsured losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property.

During a period of developing a property, our costs associated with and the risk of failing to comply with the Americans with Disabilities Act, the Fair Housing Act and other tax credit programs may adversely affect our asset management fees.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”), as amended. We could be liable for the costs associated with failing to comply with the Disabilities Act while developing a property or holding it for syndication. If the property cannot be readily leased for failure to comply, gross rents would be adversely affected and our asset management fee would be reduced as well. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with such laws.

The multifamily rental properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily rental properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

12

We also must comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that multifamily rental properties first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily rental properties for compliance with the requirements of the FHAA and the Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily rental properties to ensure compliance with these requirements. Noncompliance with the FHAA and the Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Certain of our properties may be subject to the low-income housing tax credits, historic preservation tax credits or other similar tax credit rules at the federal, state or municipal level. The application of these tax credit rules is extremely complicated and noncompliance with these rules may have adverse consequences for us. Noncompliance with applicable tax regulations may result in the loss of future or other tax credits and the fractional recapture of these tax credits already taken.

Our properties are dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could adversely affect our operations and cashflow.

Newly constructed and existing multifamily rental properties could make it more difficult for us to find properties to fold into a DST structure and result in less acquisition fees for our business.

We may acquire properties in locations that experience increases in construction of multifamily rental or other properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find properties that will yield robust acquisition and disposition fees;

•	force us to lower our rental prices in order to lease units in our apartment communities thereby lowering the price our properties will eventually sell for; or

•	substantially reduce our revenues and cash available for operations and redemptions if our fees are lower as a result of competition for profitable properties to put into a DST structure

Our efforts to upgrade multifamily rental properties to increase occupancy and raise rental rates through redevelopment and repositioning may fail, which may reduce our disposition fee upon the sale of the property if we are unable to substantially increase the value of the property.

The success of our ability to upgrade any multifamily rental properties that we may acquire and realize capital gains on these investments materially depends upon the status of the economy where the multifamily rental property is located. Moreover, our revenues will be lower if the rental market cannot bear the higher rental rate that accompanies the upgraded multifamily rental property due to job losses or other economic hardships. Should the local market be unable to support a higher rental rate for a multifamily rental property that we upgraded, we may not realize the premium rental we had assumed by a given upgrade and we may realize reduced rental income or a reduced gain or even loss upon the sale of the property. If we are unable to increase the value of the property, then our disposition fees will be adversely impacted.

13

Renovation risks could affect our profitability.

A component of our strategy is to renovate multifamily communities in order to effect long-term growth. Our renovation activities generally entail certain risks, including the following:

•

funds may be expended and management’s time devoted to projects that may not be completed due to a variety of factors, including without limitation, the inability to obtain necessary governmental approvals;

•	construction costs of a renovation project may exceed original estimates, possibly making the project economically unfeasible or the economic return on a renovated property less than anticipated;

•	increased material and labor costs, problems with subcontractors, or other costs due to errors and omissions which occur in the renovation process;

•	projects may be delayed due to required governmental approvals, adverse weather conditions, labor shortages or other unforeseen complications;

•	occupancy rates and rents at a renovated property may be less than anticipated; and

•	the operating expenses at a renovated property may be higher than anticipated.

We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act of 1940.

We believe we are not an “investment company” as defined by the Investment Company Act of 1940, or the 40 Act.  An investment company is defined under Section 3(a)(1) of the 40 Act, in pertinent part, as “any issuer which (A) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities;…(C) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.”  Section 3(c)(5)(C) of the 40 Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.”  Section 3(c)(6) states in pertinent part, “Any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4), and (5) of this subsection, or in one or more of such businesses…”.  The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets).

We provide real estate asset and development management services.  We provide our services primarily through investment programs we sponsor and fully syndicate to third party investors.   Our revenue is derived from fees associated with providing organization, acquisition, development management and asset management services to our various investment programs, and not through the investing or trading securities.  We intend not to hold any securities, if any, in such programs longer than needed to fully sell these programs to investors.  To the extent we hold securities, we intend to operate our business in such a manner so that either securities held by us do not exceed “40 per centum of the value of such issuer’s total assets”, or, if we do exceed 40%, we will meet the requirements to be considered exempt under Sections 3(c)(5)(C) and 3(c)(6) of the 40 Act.

The 40 Act contains substantive legal requirements that regulate the manner in which investment companies are permitted to conduct their business activities. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would negatively affect our ability to consummate an acquisition of an operating company; subject us to disclosure and accounting guidance geared toward investment, rather than operating, companies; limit our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and require us to undertake significant costs and expenses to meet the disclosure and regulatory requirements to which we would be subject as a registered investment company. To avoid investment company status, we may be required to incur significant costs and our activities and investments will be restricted. If we are deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as conducted and could have a material adverse effect on our business.

A decrease in enrollment at the universities at which our properties are located could adversely affect our financial results.

University enrollment can be affected by a number of factors including, but not limited to, the current macroeconomic environment, students’ ability to afford tuition and/or the availability of student loans, competition for international students, the impact of visa requirements for international students, higher demand for distance education, budget constraints that could limit a University’s ability to attract and retain students, any degradation in a university’s reputation and reports of crime or other negative publicity regarding the safety of the students residing on, or near, the university. If a university’s enrollment were to significantly decline as a result of these or other factors, our ability to achieve our leasing targets and thus our properties’ financial performance could be adversely affected.

We face significant competition from university-owned student housing and from other private student housing communities located within close proximity to universities.

On-campus student housing traditionally has certain inherent advantages over off-campus student housing because of, among other factors, closer physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes, while we and other private sector owners are subject to full real estate tax rates. Also, colleges and universities may be able to borrow funds at lower interest rates than those available to us and other private sector owners. As a result, universities may be able to offer more convenient and/or less expensive student housing than we can, which may adversely affect our occupancy and rental rates. We also compete with other national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators. There are a number of purpose-built student housing properties that compete directly with us located near or in the same general vicinity of many of our student housing communities. Such competing student housing communities may be newer than our student housing communities, located closer to campus, charge less rent, possess more attractive amenities, or offer more services, shorter lease terms or more flexible leases. The construction of competing properties or decreases in the general levels of rents for housing at competing properties could adversely affect our rental income. We have recently seen a number of large new entrants in the student housing business and there may be additional new entrants with substantial financial and marketing resources. The entry of these companies has increased and may continue to increase competition for students and for the acquisition, development and management of other student housing properties.

14

We are subject to significant governmental tax regulations, which affect our operations and costs of conducting our business.

Tax laws remain under constant review by persons involved in the legislative process, at the Internal Revenue Service and the U.S. Department of Treasury, and by various state and local tax authorities. Future changes in tax laws, including to the administrative interpretations thereof or to the enacted tax rates, or new pronouncements relating to accounting for income taxes, could adversely affect us in a number of ways.

The continuing spread of a new strain of coronavirus (also known as the COVID-19 virus) may adversely affect our ability to generate revenues.

A pandemic, including the novel coronavirus disease (“COVID-19”), has adversely affected international, national and local economies and financial markets generally, and has had an unprecedented effect on many businesses including the student housing industry. Outbreaks have led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to mitigate the spread of disease, including restrictions on freedom of movement and business operations such as issuing guidelines, travel bans, border closings, business closures, quarantine orders, and orders not allowing the collection of rents, charging late fees or eviction of non-paying tenants. These restrictions have inhibited our ability to meet in person with existing and potential residents, which could adversely impact our rental rate and occupancy levels.

A global pandemic could also result in the colleges or universities that our properties serve deciding to cancel in-person classes and/or requiring lower occupancy density in their on-campus residence halls. Additionally, our tenants could experience financial hardship due to deteriorating economic conditions, which could impact our provision for uncollectible accounts and ultimately our overall financial performance. Also, a global pandemic could impact our workforce, resulting in difficulty recruiting, retaining, training, motivating, and developing employees due to evolving health and safety protocols, changing worker expectations including those regarding flexible/remote work models, and restrictions on travel and employee mobility. We could also experience challenges in maintaining our strong corporate culture, which values communication, collaboration, and professional connection.

Any cybersecurity-attack or other security breach of our technology systems, or those of third-party vendors we rely on, could subject us to significant liability and harm our business operations and reputation.

Cybersecurity attacks and security breaches of our technology systems, including those of our clients and third-party vendors, may subject us to liability and harm our business operations and overall reputation. Our operations rely on the secure processing, storage and transmission of confidential and other information in its computer systems and networks. Threats to information technology systems associated with cybersecurity risks and cyber incidents continue to grow, and there have been a number of highly publicized cases involving financial services companies, consumer-based companies and other organizations reporting the unauthorized disclosure of client, customer or other confidential information in recent years. Cybersecurity risks could disrupt our operations, negatively impact our ability to compete and result in injury to our reputation, downtime, loss of revenue, and increased costs to prevent, respond to or mitigate cybersecurity events. Although we have developed, and continue to invest in, systems and processes that are designed to detect and prevent security breaches and cyber-attacks, our security measures, information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions that could result in unauthorized disclosure or loss of sensitive information; damage to our reputation; the incurrence of additional expenses; additional regulatory scrutiny or penalties; or our exposure to civil or criminal litigation and possible financial liability, any of which could have a material adverse effect on our business, financial condition and results of operations.

[Remainder of page intentionally left blank]

15

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, without taking into account any sales of R Bonds, will be approximately $69,000,000 if we sell the maximum offering amount, after deducting selling commissions and fees payable to our managing broker-dealer and selling group members. As sales of R Bonds are without selling commissions or  non-accountable expense allowances, the net proceeds from the offering will depend upon the sales mix of the VIP Bonds. If not all of the VIP Bonds are sold, we expect to complete the total initial investment in the order presented before proceeds are used for the initial investment in any other purpose.

We intend to use the net proceeds from this offering for growth strategies, which are expected to include: (i) real estate acquisitions; (ii) development costs; and (iii) for other general corporate purposes. No portion of the proceeds will be used to compensate our officers or directors.

There is no assurance that we will be able to utilize the net proceeds of this offering in the manner or amounts contemplated herein, or at all.  The table below demonstrates our anticipated uses of offering proceeds, but the table below does not require us to use offering proceeds as indicated. Our actual use of offering proceeds will depend upon market conditions, among other considerations. The numbers in the table are approximate.

Maximum Offering Amount	100% of the Maximum Offering Amount with a Proportionate Amount of R Bonds and A Bonds Sold(7)(8)		A Bonds (9)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$75,000,000	100.00%	$75,000,000	100.00%
Less offering expenses:
Selling commissions (R Bonds)(1)	—		—
Selling commissions (A Bonds)(1)	$3,000,000	5.00%	$3,750,000	5.00%
Managing broker-dealer fee(2)(10)	$1,500,000	2.00%	$1,500,000	2.00%
Non-accountable expense allowance(A Bonds)(3)	$600,000	1.00%	$750,000	1.00%

Net Proceeds	$69,900,000	93.20%	$69,000,000	92.00%

Real Estate Acquisitions(4)	$44,274,660	63.34%	$43,704,600	63.34%
Development Costs(5)	$22,137,330	31.67%	$21,852,300	31.67%
Working Capital(6)	$3,488,010	4.99%	$3,443,100	4.99%

75% of Maximum Offering Amount	75% of the Maximum Offering Amount with a Proportionate Amount of R Bonds and A Bonds Sold (7)(8)		A Bonds (9)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$56,250,000	100.00%	$56,250,000	100.00%
Less offering expenses:
Selling commissions (R Bonds)(1)	—		—
Selling commissions (A Bonds)(1)	$2,250,000	5.00%	$2,812,500	5.00%
Managing broker-dealer fee(2)(11)	$1,125,000	2.00%	$1,125,000	2.00%
Non-accountable expense allowance(A Bonds)(3)	$450,000	1.00%	$562,500	1.00%

Net Proceeds	$52,425,000	93.20%	$51,750,000	92.00%

Real Estate Acquisitions(4)	$33,205,995	63.34%	$32,778,450	63.34%
Development Costs(5)	$16,602,997.5	31.67%	$16,389,225	31.67%
Working Capital(6)	$2,616,007.5	4.99%	$2,582,325	4.99%

16

50% of Maximum Offering Amount	50% of the Maximum Offering Amount with a Proportionate Amount of R Bonds and A Bonds Sold (7)(8)		A Bonds(9)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$37,500,000	100.00%	$37,500,000	100.00%
Less offering expenses:
Selling commissions (R Bonds)(1)	—		—
Selling commissions (A Bonds)(1)	$1,500,000	5.00%	$1,875,000	5.00%
Managing broker-dealer fee(2)(12)	$750,000	2.00%	$750,000	2.00%
Non-accountable expense allowance(A Bonds)(3)	$300,000	1.00%	$375,000	1.00%

Net Proceeds	$34,950,000	93.20%	$34,500,000	92.00%

Real Estate Acquisitions(4)	$22,137,330	63.34%	$21,852,300	63.34%
Development Costs(5)	$11,068,665	31.67%	$10,926,150	31.67%
Working Capital(6)	$1,744,005	4.99%	$1,721,550	4.99%

25% of Maximum Offering Amount	25% of the Maximum Offering Amount with a Proportionate Amount of R Bonds and A Bonds Sold (7)(8)		A Bonds(9)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$18,750,000	100.00%	$18,750,000	100.00%
Less offering expenses:
Selling commissions (R Bonds)(1)	—		—
Selling commissions (A Bonds)(1)	$750,000	5.00%	$937,500	5.00%
Managing broker-dealer fee(2)(13)	$375,000	2.00%	$375,000	2.00%
Non-accountable expense allowance(A Bonds)(3)	$150,000	1.00%	$187,500	1.00%

Net Proceeds	$17,475,000	93.20%	$17,250,000	92.00%

Real Estate Acquisitions(4)	$11,068,665	63.34%	$10,926,150	63.34%
Development Costs(5)	$5,534,332.5	31.67%	$5,463,075	31.67%
Working Capital(6)	$872,002.5	4.99%	$860,775	4.99%

17

(1)

We will pay (a) selling commissions of 5.0% of gross offering proceeds on the sale of A Bonds, (b) a managing broker-dealer fee of up to 2.00% of the gross proceeds of the offering, any portion of which may be further reallowed to a soliciting dealer, and (c) a non-accountable expense allowance of up to 1.00% of gross offering proceeds on the sale of A Bonds. The R Bonds will be sold solely to purchasers purchasing through a registered investment advisor.  See “Plan of Distribution – Eligibility to Purchase  R Bonds.”  We will not pay selling commissions or a non-accountable expense allowance on the sale of R Bonds; however, we will pay a managing broker-dealer fee on the sale of R Bonds.  A Bonds may be sold to certain other purchasers at reduced selling commissions and fees.  See “Plan of Distribution – Discounts for Bonds Purchased By Certain Persons.” All such amounts will be paid to our managing broker-dealer.

(2)	We will pay a managing broker-dealer fee of up to 2.00% of the gross offering proceeds on the sale of VIP Bonds.

(3)	We will pay a non-accountable expense allowance of up to 1.00% of the gross offering proceeds on the sale of A Bonds.

(4)	Real Estate Acquisitions refers to amounts we may fund for the initial acquisition of real property which will be subsequently syndicated in our DST programs.

(5)	Development costs refer to amounts spent on improvement costs to real estate related to our single property development projects.

(6)	We expect to use 4.99% of the net proceeds for working capital and G&A.

(7)	This assumes the maximum offering amount is achieved if we sell the maximum amount of R Bonds in this offering.

(8)	This column assumes 80% of the maximum offering are comprised of A Bonds and 20% of the maximum offering are comprised of R Bonds.

(9)	This assumes we sell the maximum offering amount comprised solely of A Bonds .

(10)

Certain of our employees are FINRA-licensed registered representatives affiliated with WealthForge Securities, LLC and may be compensated up to 135 bps of the managing broker-dealer fee that WealthForge Securities, LLC, is paid from proceeds of this Offering that are attributable to the sales of VIP Bonds by those employees.  Assuming all the maximum amount is raised from these individuals, total compensation to these individuals would amount to $1,012,500.

(11)

Certain of our employees are FINRA-licensed registered representatives affiliated with WealthForge Securities, LLC and may be compensated up to 135 bps of the managing broker-dealer fee that WealthForge Securities, LLC, is paid from proceeds of this Offering that are attributable to the sales of VIP Bonds by those employees.  Assuming 75% of the maximum amount is raised from these individuals, total compensation to these individuals would amount to $759,375.

(12)

Certain of our employees are FINRA-licensed registered representatives affiliated with WealthForge Securities, LLC and may be compensated up to 135 bps of the managing broker-dealer fee that WealthForge Securities, LLC, is paid from proceeds of this Offering that are attributable to the sales of VIP Bonds by those employees.  Assuming 50% of the maximum amount is raised from these individuals, total compensation to these individuals would amount to $506,250.

(13)

Certain of our employees are FINRA-licensed registered representatives affiliated with WealthForge Securities, LLC and may be compensated up to 135 bps of the managing broker-dealer fee that WealthForge Securities, LLC, is paid from proceeds of this Offering that are attributable to the sales of VIP Bonds by those employees.  Assuming 25% of the maximum amount is raised from these individuals, total compensation to these individuals would amount to $253,125.

[Remainder of page intentionally left blank]

18

PLAN OF DISTRIBUTION

Who May Invest

As a Tier II, Regulation A offering, investors must comply with the 10% limitation on investment in the offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse (or spousal equivalent) in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse (or spousal equivalent), exceeds $1,000,000 at the time you purchase the VIP Bonds (please see below on how to calculate your net worth);

(iii)

You are an executive officer, director, trustee, general partner or advisory board member of the issuer or a person serving in a similar capacity as defined in the Investment Company Act of 1940, as amended, the Investment Company Act, or a manager or executive officer of the general partner of the issuer;

(iv)

You are an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or an exempt reporting adviser as defined in Section 203(l) or Section 203(m) of that act, or an investment adviser registered under applicable state law.

(v)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership or a limited liability company, not formed for the specific purpose of acquiring the VIP Bonds, with total assets in excess of $5,000,000;

(vi)	You are an entity, with investments, as defined under the Investment Company Act, exceeding $5,000,000, and you were not formed for the specific purpose of acquiring the VIP Bonds;

(vii)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, any Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act of 1961 or a private business development company as defined in the Investment Advisers Act of 1940;

(viii)	You are an entity with total assets not less than $5,000,000 (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(ix)

You are a trust with total assets in excess of $5,000,000, your purchase of the VIP Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the VIP Bonds;

(x)

You are a family client of a family office, as defined in the Investment Advisers Act, with total assets not less than $5,000,000, your purchase of the VIP Bonds is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the prospective investment, and the family office was not formed for the specific purpose of investing in the VIP Bonds;

(xi)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(xii)

You are a holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications.

19

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Upon maturity, and subject to the terms and conditions described in this offering circular, the VIP Bonds will be automatically renewed at the same interest rate and for the same term, unless redeemed upon maturity at our or your election. We expect that any renewal of the VIP Bonds will be required to be registered or exempt from registration under the Securities Act. If we do not redeem the VIP Bonds at or prior to maturity, including as described under ”Description of VIP Bonds – Optional Redemption,” we anticipate that we will file a new offering statement in order to qualify the renewals for an exemption from registration with the SEC under Regulation A. In such a case, the new offering statement must be declared qualified before we will be able to renew your VIP Bond.

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the VIP Bonds.

Determination of Suitability

The Selling Group Members and registered investment advisors recommending the purchase of VIP Bonds in this offering have the responsibility to make every reasonable effort to determine that your purchase of VIP Bonds in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Plan of Distribution – Who May Invest” above;

•	can reasonably benefit from an investment in the VIP Bonds based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the VIP Bonds; and

•	have apparent understanding of:

o	the fundamental risks of the investment;

o	the risk that you may lose your entire investment;

o	the lack of liquidity of the VIP Bonds;

o	the restrictions on transferability of the VIP Bonds; and

o	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The Selling Group Members and registered investment advisors recommending the purchase of VIP Bonds in this offering must maintain, for a six-year period, records of the information used to determine that an investment in VIP Bonds is suitable and appropriate for you.

The Offering

We are offering a maximum offering amount of $75,000,000 aggregate principal amount of the VIP Bonds to the public through our broker/dealer of record at a price of $1,000 per VIP Bond. The maximum offering amount of R Bonds is $15,000,000. The offering will terminate on the earliest of: (i) the date we sell the Maximum Offering Amount; (ii) the second anniversary of the date of qualification of this offering statement; or (iii) such date upon which we determine to terminate the offering, in our sole discretion. Notwithstanding the previous sentence, we have the right to extend this offering beyond the second anniversary of the date of qualification for an additional year. If we do elect to extend the offering beyond the initial three-year term, then we will be required to file a new offering statement. In such a case, the new offering statement must be declared qualified before we will be able to continue the offering past the second anniversary of the date of initial qualification.

20

We have arbitrarily determined the selling price of the VIP Bonds and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding VIP Bonds.

The VIP Bonds are being offered on a “best efforts” basis, which means generally that our broker/dealer of record is required to use only its best efforts to sell the VIP Bonds and it has no firm commitment or obligation to purchase any of the VIP Bonds. The offering will continue until the offering termination. We will conduct closings on the first and third Thursday of each month assuming there are funds to close, until the offering termination. If either day falls on a weekend or holiday, the closing will be conducted on the next business day. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur two business days following each closing date. Two business days after the closing date, offering proceeds for that closing will be disbursed to us and the VIP Bonds purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through WealthForge Securities, LLC, our broker/dealer of record.

Managing Broker-Dealer and Compensation We Will Pay for the Sale of the Bonds

Our managing broker-dealer will receive (a) selling commissions of 5.00% of gross offering proceeds of the offering, (b) a managing broker-dealer fee of up to 2.00% gross offering proceeds of the VIP Bonds, any portion of which may be further reallowed to a soliciting dealer, and (c) a  non-accountable expense allowance of up to 1.00% of gross offering proceeds of the A Bonds. Each of the foregoing items of compensation may be re-allowed in whole or in part to Selling Group Members. There is no non-cash compensation to FINRA member broker-dealers in connection with this Offering. Total underwriting compensation to be received by or paid to participating FINRA member broker-dealers, including commissions, managing broker-dealer fee, and wholesaling fee will not exceed 10% of proceeds raised with the assistance of those participating FINRA member broker-dealers, and total organizational and offering expense will not exceed 15% of proceeds raised in this Offering. The Company also incurred general consulting expenses not related to underwriting or offering document formation. The Company will pay approximately $744,000 of allocated wholesaling expenses and non-transaction based compensation to persons who are both affiliated with WealthForge Securities, LLC, our managing broker-dealer, and employed by the Company.

21

Set forth below is a table indicating the estimated compensation and expenses that will be paid in connection with the offering to our managing broker-dealer. The table below assumes only A Bonds are sold and no discounts are given to purchasers.

	CEO (1)		Other NEOs (1)
Year	NEO Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3)	Average NEO Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs (3)	Value of Initial Fixed $100 Investment Based on TSR (4)	Net Income (Loss) (5)
2022	$240,000	$240,000	$240,000	$240,000	$4.38	$(107,741,965)
2021	$180,000	$180,000	$173,963	$173,963	$92.23	$(169,675,169)

_________________________

(1)	Our principal executive officer for each of the years indicated was our CEO, James A. Doris. Our named executive officers other than our CEO (“Other NEOs”) were as follows:

2022	2021
Frank W. Barker, Jr.	Louis G. Scott
Frank W. Barker, Jr.
Robert Schleizer

(2)

Reflects, for our CEO, the total compensation reported in the Named Executive Officer Compensation Table and for the Other NEOs, the average total compensation reported in the Named Executive Officer Compensation Table in each of the fiscal years indicated.

(3)

The Named Executive Officer Compensation Table totals did not require equity award adjustments to arrive at the “Compensation Actually Paid to the CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” in each year. During the measurement period, none of the NEOs were granted equity awards or otherwise had equity awards outstanding. Named Executive Officer Compensation Table totals for each year consist solely of salary and/or consulting fees paid to the NEOs each year.

(4)

For each covered fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in our common stock from December 31, 2020 through December 31 of each covered fiscal year.

(5)	Represents the amount of net income reflected in our consolidated financial statements for each covered fiscal year.

We have agreed to indemnify our managing broker-dealer, the selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us in connection with the offering. The amounts shown assume we sell all the A Bonds offered hereby, and that all A Bond are sold in the offering with the maximum wholesaling fee.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase the A Bonds; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the A Bonds.

Eligibility to Purchase R Bonds

We may only sell R Bonds and pay no selling commissions or non-accountable expense allowances in connection with the sale of such VIP Bonds in this offering to clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer).

Discounts for Bonds Purchased by Certain Persons

We may pay reduced or no selling commissions or non-accountable expense allowances in connection with the sale of VIP Bonds in this offering to:

•	registered principals or representatives of our dealer-manager or a participating broker (and immediate family members of any of the foregoing persons);
•

investors introduced to the managing broker-dealer by the Company or any of their respective officers, directors or affiliates, any benefit plan established exclusively for the benefit of such persons or entities, and, if approved by our board of directors, joint venture partners, consultants and other service providers;

•

clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer); or

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the Broker-Dealer Fees may elect not to accept all or a portion of such compensation. In that event, such VIP Bonds will be sold to the investor at a per VIP Bond purchase price, net of all or a portion of selling commissions. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly through the broker/dealer of record. The net proceeds to us will not be affected by reducing or eliminating Broker-Dealer Fees payable in connection with sales to or through the persons described above. Purchasers purchasing net of some or all of the Broker-Dealer Fees will receive VIP Bonds in principal amount of $1,000 per VIP Bond purchased.

22

Either through this offering or subsequently on any secondary market, affiliates of our Company may buy VIP Bonds if and when they choose. There are no restrictions to these purchases. Affiliates that become Bondholders will have rights on parity with all other Bondholders.

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement. The subscription agreement is available from your registered representative or financial adviser and should be delivered to WealthForge Securities , Attn: Versity Invest, LLC – VIP Bonds, 3015 W. Moore Street, Suite 102, Richmond, VA 23230 together with payment in full by check, ACH or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. All checks should be made payable to “Versity Invest, LLC – VIP Bonds” We will hold closings on the first and third Thursday of each month assuming there are funds to close. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur two business days following each closing date. Two business days after the closing date, offering proceeds for that closing will be disbursed to us and the VIP Bonds purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber.

By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the VIP Bonds for your own account and that your rights and responsibilities regarding your VIP Bonds will be governed by the Indenture and the form of VIP Bond certificate each included as an exhibit to this offering circular.

Book-Entry, Delivery and Form

  The VIP Bonds purchased through a participant in the Depository Trust Company, or DTC, will be evidenced by global bond certificates deposited with a nominee holder, either DTC or its nominee Cede & Co. VIP Bonds purchased directly will be registered in book-entry form only on the books and records of UMB in the name of Phoenix American as record holder of such VIP Bonds for the benefit of such direct purchasers.

We intend to gain eligibility for the VIP Bonds to be issued and held through the book-entry systems and procedures of DTC prior to the initial closing of the offering and intend for all VIP Bonds purchased through DTC participants to be held via DTC’s book-entry systems and to be represented by certificates registered in the name of Cede & Co. (DTC’s nominee). For investors not purchasing through a DTC participant, the ownership of such VIP Bonds will be reflected on the books and records of UMB in the name of Phoenix American as record holder of such VIP Bonds for the benefit of such direct purchasers.

So long as nominees, as described above, are the registered owners of the certificates representing the VIP Bonds, such nominees will be considered the sole owners and holders of the VIP Bonds for all purposes and the indenture. Owners of beneficial interests in the VIP Bonds will not be entitled to have the certificates registered in their names, will not receive or be entitled to receive physical delivery of the VIP Bonds in definite form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a VIP Bond registered to DTC or its nominee must rely on either the procedures of DTC or its nominee on the one hand, and, if such entity is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a Bondholder. A Purchaser owning a VIP Bond directly registered with Phoenix American will directly exercise its rights as a Bondholder.

23

As a result:

•	all references in this offering circular to actions by Bondholders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this offering circular to payments and notices to Bondholders will refer either to (i) payments and notices to DTC or Cede & Co. for distribution to you in accordance with DTC procedures, or (ii) payments and notices to Bondholders through UMB Bank in accordance with their applicable procedures.

The Depository Trust Company

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC will act as securities depositary for the VIP Bonds registered in the name of its nominee, Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks, and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of VIP Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for the VIP Bonds on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the VIP Bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the VIP Bonds.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Phoenix American Financial Services, Inc.

All VIP Bonds not purchased through a DTC participant will be registered in book-entry form only on the books and records of UMB in the name of Phoenix American as record holder of such VIP Bonds for the benefit of such direct purchasers. Beneficial owners registered through Phoenix American will receive written confirmation from Phoenix American Financial Services, Inc. upon closing of their purchases. Transfers of VIP Bonds registered to Phoenix American will be accomplished by entries made on the books of UMB Bank, N.A. at the direction of Phoenix American acting on behalf of its beneficial holders.

Book-Entry Format

Under the book-entry format, UMB, as our paying agent, will pay interest or principal payments to Cede & Co., as nominee of DTC or directly to Phoenix American. Phoenix American can elect for us to pay them directly upon written notice to UMB as paying agent. DTC will forward all payments it receives to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. Phoenix American will forward payments directly to beneficial owners of VIP Bonds registered to Phoenix American. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor the paying agent has any direct responsibility or liability for the payment of principal or interest on the VIP Bonds to owners of beneficial interests in the certificates.

24

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the VIP Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the VIP Bonds on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants or of Phoenix American. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants or Phoenix American relating to or payments made on account of beneficial ownership interests in the VIP Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a Bondholder under the Indenture, and you can only exercise the rights of a Bondholder indirectly through DTC and its direct participants or through Phoenix American, as applicable. DTC has advised us that it will only take action regarding a VIP Bond if one or more of the direct participants to whom the VIP Bond is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the VIP Bonds as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge VIP Bonds, and to take other actions, may be limited because you will not possess a physical certificate that represents your VIP Bonds.

If the global bond certificate representing VIP Bonds is held by DTC, conveyance of notices and other communications by the trustee to the beneficial owners, and vice versa, will occur via DTC. The trustee will communicate directly with DTC. DTC will then communicate to direct participants. The direct participants will communicate with the indirect participants, if any. Then, direct participants and indirect participants will communicate to beneficial owners. Such communications will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If the global bond certificate representing your VIP Bonds is held by Phoenix American, conveyance of notices and other communications by the trustee to the beneficial owners, and vice versa, will occur via Phoenix American. The trustee will communicate directly with Phoenix American, which will communicate directly with the beneficial owners.

The Trustee

UMB Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us and our affiliates.

The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Bondholder, unless the Bondholder has offered to the trustee security and indemnity satisfactory to it against any loss, liability, or expense.

Resignation or Removal of the Trustee.

The trustee may resign at any time or may be removed by the holders of a majority of the principal amount of then-outstanding VIP Bonds. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee, we may remove the trustee, or a court of competent jurisdiction may remove the trustee, upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

We are offering the VIP Bonds pursuant to an exemption to the Trust Indenture Act of 1939, or the Trust Indenture Act. As a result, investors in the VIP Bonds will not be afforded the benefits and protections of the Trust Indenture Act. However, in certain circumstances, the indenture makes reference to the substantive provisions of the Trust Indenture Act.

Registrar and Paying Agent

We have designated UMB Bank, N.A. as paying agent. UMB Bank, N.A. will also act as trustee under the indenture and registrar for the VIP Bonds. As such, UMB Bank, N.A. will make payments on the VIP Bonds to DTC or to Phoenix American (who will forward such payments to the applicable Bondholders). Phoenix American can elect for us to pay them directly upon written notice to UMB as paying agent. The VIP Bonds will be issued in book-entry form only, evidenced by global certificates, as such, payments are being made to DTC, its nominee or to Phoenix American.

Arkadios Capital (“Arkadios”)

Arkadios is not making a market for, utilizing an ATS to trade, or engaging to distribute this offering. Arkadios will affect DTC trades for selling group members who choose to transact electronically through the DTC system. The Company will aggregate trading instructions (subscriptions) which will then be sent to Arkadios for execution. Arkadios will coordinate with UMB Bank, N.A. to allocate the requested Bonds for purchase by the selling group members and distribute accordingly. Arkadios will not take a position in the offering outside of the purposes of affecting trades, unless they themselves are participating in the selling group and have trade requests from their clients. As a trading agent, Arkadios’s role is entirely operational, and it is only compensated based on the volume transacted on the DTC platform; paid as a reallowance of the managing broker-dealer fee an allowance of up to 35 basis points of the total amount of proceeds, paid to and by WealthForge Securities.

Altigo

Altigo is a subscription automation platform developed, supported by, and marketed by WealthForge Technologies, LLC, an affiliate of WealthForge Securities, LLC. WealthForge Securities, LLC licenses the technology platform from WealthForge Technologies, LLC for a monthly subscription fee of $10,000. Altigo provides an intelligent interview that an advisor or broker would use to gather and format the necessary information to complete a subscription agreement for his client; then routes that agreement to his client for electronic signature; then to his supervisor at his firm for approval; then to WealthForge Securities, LLC to review as dealer manager to assure that the subscription agreement is accurate and completer; then to the sponsor for its acceptance. With its subscription, WealthForge Securities, LLC chooses to make the Altigo platform available to its managing dealer clients at no additional cost. WealthForge Securities, LLC does not allocate the subscription expense to any of its clients. WealthForge Securities, LLC will make the Altigo platform available to all of the participating members in the offering. Other than the monthly subscription fee paid by WealthForge Securities, LLC to WealthForge Technologies, LLC, neither WealthForge Securities, LLC nor WealthForge Technologies, LLC will receive any compensation related to providing Altigo access to the participating members of this offering.

[Remainder of page intentionally left blank]

25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a real estate asset and development management company , focusing in multi-family, student housing, and hospitality projects across the US.  Occasionally, we may undertake projects in other asset classes.  We acquire our properties through investment programs we sponsor which are targeted towards income-seeking investors with the objective of providing those investors with long-term, stable cash-flow. We create our revenue by providing organization, acquisition, development management and asset management services to our various programs. We also provide contracted asset management services to other owners and operators of real estate for properties in the same asset classes that we target for our own acquisition and development operations.

We currently sponsor and provide our services to Delaware Statutory Trusts (“DST”), designed primarily for 1031 exchange transactions, with an emphasis on student housing and market rate multi-family properties. We intend shortly to sponsor strategically located single property development programs. We intend shortly to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Report) with enrollments of over 20,000 students. We will focus on investments in core, stabilized student housing properties, however we may also selectively invest in development or value-add student housing properties.

We primarily generate revenue from fees earned pursuant to management and other agreements that either we or our wholly-owned operating subsidiaries have with our respective investment programs. These include acquisition fees, disposition fees, management fees, development and construction fees, participation in property level cash flows and profit participations.

Operating Results

In the period ending December 31, 2022, net loss was $664,223 due to revenue of $35,567,260 net of expenses of $37,964,032, noncontrolling interest loss of $1,743,749, and income tax provision of $11,200. Total operating revenue was $35,567,260 comprised of acquisition fees of $20,390,829, rental income of $14,005,784, asset management fees of $765,986 and other revenue of $403,994. For the reporting period, acquisition fees accounted for approximately 57% of the total revenues, and were earned primarily from five separate DST transactions: Vintage (Orlando, FL), The Walk (Tuscaloosa, AL), Hayworth (Houston, TX) One on 4th (Stillwater, OK) and Apex South Creek (Orlando, FL) .

Rental income is earned from the date of acquisition through the year ended December 31, 2022 on the four DST transactions that were consolidated as of December 31, 2022: The Walk, Hayworth, One on 4th, and Apex South Creek. Rental income was driven by occupancy rates and average rental rates. Occupancy rates and average rental rates as of December 31, 2022 are summarized in the table below.

Property	Occupancy Rates	Average Rental Rates
The Walk	99%	$1,009
Hayworth	81%	$2,655
One on 4th	99%	$664
Apex South Creek	91%	$1,940

Asset management fees are earned on all properties currently under management, which totals over 30 properties as of December 31, 2022.

Other revenue is earned on other services related to the new DST transactions during the year ended December 31, 2022.

Liquidity and Capital Resources

Our principal demands for cash will be for property or land acquisitions, costs of development projects and general overhead; and payment of fees associated with the launch of one of our REITs over the next twelve (12) months.

We are offering and selling to the public up to $75,000,000 of our VIP Bonds. Our cash on hand as of December 31, 2022, was $5,710,308. We expect to fund our operating and administrative expenses with our cash on hand and cash from operations, accessing our existing credit facilities and the proceeds of this offering. We maintain three revolving credit facilities of $15,000,000, each, issued by Nelson Brothers Student Housing and Assisted Living Holdings, LLC, NB Student Housing Fund II, LLC, and NB Student Housing Fund III, LLC, respectively, and each will mature April 21, 2032. These lines are referred to herein collectively as the Unsecured Lines. As of December 31, 2022, the total amounts outstanding on the Unsecured Lines were $6,830,864, in the aggregate.

As of December 31, 2022, we had $9,778,908 in notes receivable to related party Sunstone Development, LLC of $6,341,587 and Versity Investments, LLC of $3,437,321

As of December 31,2022, we had $1,619,975 outstanding on a term loan from Versity Investments Income Fund II, which is payable as of December 31, 2024.

Our wholly-owned subsidiaries Versity EquityCo, LLC, and Versity EquityCo II, LLC, collectively referred to as EquityCo., received a senior secured line of credit from Crayhill Capital Management, in an aggregate principal amount of up to $50,000,000 which may be further increased up to an aggregate principal amount of $200,000,000. As of December 31, 2022, the credit line was increased to $102,000,000, and had $70,853,596 outstanding under this facility. This line of credit is intended to facilitate the acquisition of properties for our DST programs. See General Information About Our Company – Current Indebtedness for more information.

On November 18, 2022, we received a senior secured line (the “Apex Credit Agreements”) totaling $42,000,000 from I.B.I Volcano Investments LLC, Comrit Investments 1, LP, and West 4 Capital LP for $25,000,000, 11,000,000 and $6,000,000, respectively. This line of credit facilitated the acquisition of Apex South Creek for our DST programs. See General Information About Our Company – Current Indebtedness for more information.

We intend to continue to rely on our cash from operations and ability to incur additional indebtedness for our short and long term liquidity.

26

Plan of Operations

Over the next twelve months of operations, we intend to continue our acquisitions and syndications of DST programs and development projects.  We also plan to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Report) with enrollments of over 20,000 students.

Trends Affecting our Business

We believe student housing continues to show resilience to market conditions, which should mitigate unfavorable market conditions punctuated by rising interest rates and inflationary pressures.

According to our research:

•	The student housing industry concluded its best year on record in 2022, and momentum is strong heading into the new year,
•	Highly selective universities with name recognition are maintaining their interest among incoming students,
•

The shrinking new-supply pipeline paired with the closing and consolidating of many universities nationwide will lead to more competition for housing, ultimately buoying rent growth and speeding up the rate of preleasing, and

•	In addition, national enrollment forecasts for students indicate likely growth, which we believe will translate to even higher performance, and rent growth, for our student offerings.

27

Beginning in late 2022 and continuing into the first quarter of 2023, DST sales nationally have slowed. As an industry, DST sales were down 62% in Q4 of 2022.  This could materially affect our ability to syndicate new projects in 2023, thus decreasing our acquisition fees.  However, we have taken steps over the last 18 months to mitigate any such slowdown.  In particular, we have grown our distribution network for our DST programs to over 35 broker-dealers.

Based on our research, we also believe that there are a significant number of DST programs nationally that are scheduled in 2023 to sell, due in large part because their mortgages are scheduled to mature, and Revenue Ruling 2004-86 does not permit DSTs that qualify for use in IRC Section 1031 tax-deferred exchanges to refinance, or to modify their debt.  Accordingly, we believe these projects are likely to sell, creating a very large amount of capital that will need to be tax deferred into new DST projects through 1031 exchanges.

Over the past several years, investors of all types appear to have meaningfully increased their capital allocations to alternative investment strategies. We expect this current trend will continue as the combination of volatile returns in public equities and volatility on traditional fixed income investments shifts investor focus to the lower correlated and absolute levels of returns offered by alternative assets.

[Remainder of page intentionally left blank]

28

GENERAL INFORMATION ABOUT OUR COMPANY

Overview

We are a real estate asset and development management company, focusing in multi-family, student housing, and hospitality projects across the US. Occasionally, we may undertake projects in other asset classes. We were formed March 17, 2022. We provide management services primarily to investment programs that we sponsor and fully syndicate to third-party investors . We manage these assets, with the objective of providing those investors with long-term, stable income. Our revenue is derived from fees for providing organization, acquisition, development management and asset management services to our various programs. We also provide contracted asset management services to other owners and operators of real estate for properties in the same asset classes that we target for our own acquisition and development operations.

We currently sponsor and provide our services to Delaware Statutory Trusts (“DST”), designed primarily for 1031 exchange transactions, with an emphasis on student housing and market rate multi-family properties. We intend shortly to sponsor strategically located single property development programs. Additionally, we intend shortly to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Reports) with enrollments of over 20,000 students. We will focus on investments in core, stabilized student housing properties, however we may also selectively invest in development or value-add student housing properties.

Given the relatively brief time we have been in operation, none of our offerings have gone full-cycle to date, meaning that none have operated through their full term and exited through a liquidity event.   Furthermore, the Company has no experience sponsoring publicly- offered direct participation programs or any that have gone full cycle to liquidity, and neither do the Company’s managing principals.

Investment Strategy

The Company believes that well-positioned student housing properties have the potential to offer investors monthly cash flow, stable performance, inflation-friendly value, appreciation, and tax efficiency through depreciation, all from a brick-and-mortar asset anchored by the historical stability of a university. The Company’s student housing strategy targets multi-family properties that cater to the top 100 colleges across the United States with enrollments of over 20,000 students and that are located within walking distance from campus. However, the Company will also look into possible expansion into select growth markets.

The Company also looks to invest in high-quality, core/core-plus multi-family assets located in markets exhibiting job growth, population growth, and strong investment drivers across the U.S. The Company’s multi-family strategy focuses on long-term investments from $25 million to $100 million in markets with market occupancy rates of mid-90% or higher and targets the following major metropolitan areas across the U.S., with possible expansion into select growth markets:

•	Mid-Atlantic – D.C./Maryland/Virginia and Charlotte and Raleigh-Durham, North Carolina;
•	Southeast – Atlanta, Georgia, Charleston, South Carolina, Memphis and Nashville, Tennessee, and Miami, Orlando, and Tampa, Florida;
•	South – Austin, Dallas, and Houston, Texas;
•	West – Los Angeles, San Diego, and San Francisco Bay Area, California, and Phoenix, Arizona;
•	Mountain – Denver, Colorado and Salt Lake City, Utah

DST Programs

Currently, our business is predominated by our sponsorship of private DST offerings and management of DST assets. Our DSTs are intended to comply with IRS Revenue Ruling 2004-86 ( the “Revenue Ruling”) which provides requirements for structuring the DST so that the beneficial interests of the DST will be deemed as a direct interest in real estate, and thus allowing the beneficial interests to be used as replacement property in IRC Section 1031 tax-deferred exchanges. Thus, DST are an option for investors looking to defer capital gains taxes by rolling the proceeds of a sale of investment real estate into a new real estate asset. Pursuant to the Revenue Ruling, a DST in this context, however, is severely restricted in its ability to make decisions that may “vary the investment” once it takes possession of the property, including engaging in negotiating new leases associated with the property or making capital improvements.

For this reason, the DST enters into a master lease with one of our LeaseCo entities which is also a subsidiary of the Company. The LeaseCo can then enter into sub-leases for the property to unaffiliated sub-tenants over the term of the master lease, without the DST risking violating the requirements of the Revenue Ruling. The LeaseCo collects rents from the actual tenants of the property and uses that revenue to pay its rental obligations to the DST. Any rents from the tenants in excess of the payments required to be made to the DST are retained by the LeaseCo. The LeaseCo’s payments under the master lease are what are distributed to the beneficial interest holders of the DST. The LeaseCo may also enter into an agreement with an affiliated property manager entity for certain functions associated with management of the property.

Concurrent with our acquisition of the property, we will arrange mortgage financing in the name of the DST and provide the additional funds to the DST necessary to close the acquisition through a wholly-owned subsidiary we establish, or the Depositor. Industry practice is to acquire the property into the DST prior to syndication. To do so, mortgage debt associated with the property must be in place prior to syndication. The Company’s credit facility covers the amount of the acquisition price of the property in excess of the mortgage debt. The Depositor contributes those funds to the DST in exchange for 100% of the beneficial interests, which the DST has the right to redeem back as actual investors purchase beneficial interests in the DST. Our objective in each DST syndication is to sell 100% of the beneficial interests to third party investors. As the DST is syndicated to third-party investors, the proceeds from those investors redeem back the interests from the Depositor, and the Depositor entity can distribute the proceeds up to the EquityCo entities that can then repay the credit facilities. When a program is fully syndicated, the only remaining debt would be the first mortgage, and the proceeds from the investors constitute the equity in the DST.

29

We earn an acquisition fee for arranging the acquisition of the property, agreeing to operate the property, and selling the fractional interests in the property through the broker-dealer channel. Typically, this fee is equal to approximately 3-5% of the purchase price of the real estate, though the fee may vary. We also earn a disposition fee upon the sale of the asset (typically 5-7 years after acquisition), typically around 3% of the sales price, as well as an asset management fee equal to 1% of gross rents. The disposition fee is intended as an incentive to the LeaseCo to operate the property to increase its financial performance, rather than simply operating to meet the obligations of master lease. This is not inconsistent with what a property manager would receive for managing the property in a different context. Finally, if there are any capital expenditures or other construction efforts, we will earn a fee equal to roughly 0.5-1% of the cost of construction. The fees are paid out of equity proceeds raised from investors and cash flows from the property. In addition, we are reimbursed for underwriting, due diligence, administrative and closing costs.

Because the DST cannot engage in ongoing leasing activity, we form a subsidiary to master lease all the improvements associated with the property from the DST, or a Master Lease. This entity then operates the project and leases to individual tenants. As rent under the Mater Lease, our subsidiary pays the DST monthly rent comprised of: (a) the monthly debt service under any debt financing related to the acquisition of the property, (b) an established yield on investment, and (c) stated rent in amounts as set forth in the lease. Moreover, our tenant subsidiary generally pays to the DST 50% of the amount that the total operating income from the property exceeds a pre-established threshold for the applicable 12-month period, and our tenant subsidiary retains the remaining amounts.

To summarize, we generate revenue under our DST structures currently as follows:

Fee	Rate	Amount Received for the 6 Months Ended June 30, 2023
Acquisition Fee	3-5% of the purchase price of the real estate	There were no acquisition fees.
Disposition Fee	Typically, around 3% of the sales price	There were $1,300,000 in disposition fees.
Asset Management Fee	1% of gross rents	There were $545,347 in asset management fees.
Capital Expenditure or Construction Efforts Fee	0.5-1% of the cost of construction	There have not been any capital expenditure or constructions efforts fees.
Master Lease Revenue	(a) the monthly debt service under any debt financing related to the acquisition of the property, (b) an established yield on investment, and (c) stated rent in amounts as set forth in the lease.	There was $14,726,268 in master lease revenue.

DST Transactions

 The following briefly describes the DST syndications that have been fully sold to third party investors, as well as those currently syndicating. At this time, there are no other properties that have a high probability of acquisition for syndication .

Vintage DST (“Vintage Trust”) – The Company offered $87,963,540 of DST Interests (the “Vintage Interests”) in Vintage Trust, which included the purchase price of the property, as well as associated fees to us and fees and compensation to participating broker-dealers. The Vintage Trust acquired the property on April 12, 2022 for a purchase price of $119,600,000. The Vintage Trust obtained the loan in the principal amount of $52,356,000. The interest rate of the loan is fixed at 4.56%. The loan has a term of ten years and requires monthly, interest-only payments for the first five years. For years six through ten of the loan, Vintage Trust is required to make monthly payments of both principal and interests, with principal amortizing on a 30-year schedule. Concurrent with acquiring the property, Vintage Trust leased the property to Vintage LeaseCo, LLC, which then subleases the property to residential tenants. Upon the sale of the property, Vintage LeaseCo, LLC will be entitled to receive a disposition fee in an amount up to 3.0% of the gross sales price of the property. Vintage LeaseCo, LLC will pay the Company an asset management fee of 1.0% of the gross revenue on a monthly basis for use and occupancy of the property. Vintage LeaseCo, LLC will pay a monthly property management fee to an affiliate of the Company of 2.5% of the gross revenues from the property.

The property is a multi-family residential community located at 9223 Vintage Hills Way, Winter Garden, Florida 34787 known as “Vintage Horizon West.” The property consists of one parcel of land approximately 18.33 acres in size, upon which are situated ten three-story and one four-story garden apartment buildings containing approximately 342,869 square feet of net rentable residential area across 340 units. Community amenities include resort-style pool with cabanas, public and private lounge, meeting and conference spaces, coffee and wine bar, state of the art fitness center with separate spin bike and high-intensity training studio, community park with outdoor fitness equipment, hammocks and outdoor fire pit, grilling station, pet park, covered patio with outdoor fireplace, pool table, chess, shuffleboard and corn hole, walking trails and 24-hour parcel package room and cold food storage. The property includes 504 open surface parking spaces, 13 handicap spaces, 64 individual garage spaces, and 64 tandem surface spaces in front of the garages. Vintage Trust was fully syndicated as of June 30, 2023.

Since Vintage DST has been fully syndicated as of June 30, 2023, all financing outside of the first mortgage has been repaid. The first mortgage is serviced over the course of the life of the investment using income generated from the property.

The Walk, DST (“The Walk Trust”) –  The Company offered $29,897,965 of DST Interests (the “The Walk Interests”) in The Walk Trust which included the purchase price of the property, as well as associated fees and compensation to participating broker-dealers. The Walk Trust acquired the property on April 29, 2022 for a purchase price of $45,500,000. The Walk Trust obtained the loan in the principal amount of $27,834,000.  The loan has a term of seven years and requires monthly, interest-only payments for the first five years.  For years six and seven of the loan,  The Walk Trust will be required to make monthly payments of both principal and interest, with principal amortizing on a 25-year schedule.  Concurrent with acquiring the property, The Walk Trust leased the property to The Walk LeaseCo, LLC, which then subleases the property to residential tenants. Upon the sale of the property, The Walk LeaseCo, LLC will be entitled to receive a disposition fee in an amount up to 3.0% of the gross sales price of the property. The Walk LeaseCo, LLC will pay the Company an asset management fee of 1.0% of the gross revenue on a monthly basis for use and occupancy of the property. The Walk LeaseCo, LLC will pay a monthly property management fee to an affiliate of the Company of 3.0% of the gross revenues from the property.   As of June 30, 2023, the offering is substantially completed, with approximately 1% of The Walk Trust remaining available for sale.

The property is a mid-rise, Class A student-housing community located adjacent to the University of Alabama . The property consists of a single parcel of land approximately 0.92 acres in size, upon which is situated a single, four-story apartment building containing approximately 85,083 square feet of net rentable residential area across 87 units and 251 beds. Amenities include community lounge, 12-foot outdoor television, pool with tanning deck, state of the art fitness center with fitness on demand classes and stand-up tanning, grilling station, firepit lounge and outdoor relaxation courtyard with life sized games, group study room, computer room and secured bike parking room. The property includes a gated, four-level subterranean parking garage with 253 parking spaces. As of April 15,2022, the property was approximately 84% occupied by residents and approximately 95% pre-leased for the 2022/23 academic year.

Hayworth Tanglewood, DST (“Hayworth Trust”) – The Company is offering up to $77,578,947 of DST Interests (the “Hayworth Interests”) in Hayworth Trust which included the purchase price of the property, as well as associated fees and compensation to participating broker-dealers. Hayworth Trust acquired the property on June 30, 2022 for a purchase price of $105,500,000. Hayworth Trust obtained the loan in the principal amount of $48,000,000. The loan has a term of 7 years and requires monthly, interest-only payments for the first 4 years. For years five through seven of the loan, Hayworth Trust will be required to make monthly payments of both principal and interest, with principal amortizing on a 30-year schedule. Concurrent with acquiring the property, Hayworth Trust leased the property to Hayworth Tanglewood LeaseCo, LLC, which then subleases the property to residential tenants. Upon the sale of the property, Hayworth Tanglewood LeaseCo, LLC will be entitled to receive a disposition fee in an amount of the market sales commission rate as a percentage of the gross sales price of the property. Hayworth Tanglewood LeaseCo, LLC will pay the Company an asset management fee of 1.0% of the gross revenue on a monthly basis for use and occupancy of the property. Hayworth Tanglewood LeaseCo, LLC will pay a monthly property management fee to an affiliate of the Company of 2.5% of the gross revenues from the property.   As of June 30, 2023, 33.32% of the beneficial interests in Hayworth Trust remain available for sale.

One on 4th, DST (“One on 4th Trust”) – The Company is offering up to $32,153,561 of DST Interests (the “One on 4th Interests”) in One on 4th Trust which included the purchase price of the property, as well as associated fees and compensation to participating broker-dealers. One on 4th Trust acquired the property on July 27, 2022 for a purchase price of $50,625,000. One on 4th Trust obtained the loan in the principal amount of $27,500,000. The loan has a term of seven years and requires monthly, interest-only payments for the first five years. For years six and seven of the loan, One on 4th Trust will be required to make monthly payments of both principal and interest, with principal amortizing on a 25-year schedule. Concurrent with acquiring the property, One on 4th Trust leased the property to One on 4th LeaseCo, LLC, which then subleases the property to residential tenants. Upon the sale of the property, One on 4th LeaseCo, LLC will be entitled to receive a disposition fee in an amount of the market sales commission rate as a percentage of the gross sales price of the property. One on 4th LeaseCo, LLC will pay the Company an asset management fee of 1.0% of the gross revenue on a monthly basis for use and occupancy of the property. One on 4th LeaseCo, LLC will pay a monthly property management fee to an affiliate of the Company of 2.5% of the gross revenues from the property.   As of June 30, 2023, 20.2687% of the beneficial interests in One on 4th Trust remain available for sale.

Apex South Creek, DST (“Apex Trust”) – The Company is offering up to $73,580,386 of DST Interests (the “Apex Interests”) in Apex Trust which included the purchase price of the property, as well as associated fees and compensation to participating broker-dealers. Apex Trust acquired the property on November 18, 2022 for a purchase price of $99,550,000. Apex Trust obtained the loan in the principal amount of $45,994,000. The loan has a term of ten years and requires monthly, interest-only payments for the first five years. For years six through ten of the loan, Apex Trust will be required to make monthly payments of both principal and interest, with principal amortizing on a 30-year schedule. Concurrent with acquiring the property, Apex Trust leased the property to Apex South Creek LeaseCo, LLC, which then subleases the property to residential tenants. Upon the sale of the property, Apex South Creek LeaseCo, LLC will be entitled to receive a disposition fee in an amount of the market sales commission rate as a percentage of the gross sales price of the property. Apex South Creek LeaseCo, LLC will pay the Company an asset management fee of 1.0% of the gross revenue on a monthly basis for use and occupancy of the property. Apex South Creek LeaseCo, LLC will pay a monthly property management fee to an affiliate of the Company of 3.0% of the gross revenues from the property.   As of June 30, 2023, 90.886% of the beneficial interests in Apex Trust remain available for sale.

30

Single Property Development Projects

For development projects, we intend shortly to syndicate to third-party investors each project through private offerings of property specific limited liability companies. Our in-house development team has extensive experience in all areas of the single property development process, from entitlement to completion. Development is synergistic with our other lines of business as we ideally exit development investors into a DST structure or other future ownership structures for long-term hold .

We capitalize our development funds through sponsored LLC programs privately offered pursuant to Rule 506(b) and 506(c) of Regulation D, promulgated pursuant to the Securities Act, through FINRA-registered securities broker-dealers. In addition, we work with family offices, investment advisors and institutional partners in joint ventures structures when able. A typical development project will yield development fees, construction management fees, and participation by way of a promote on the back end through a standard promote structure.

Private Student Housing REIT’s

We intend shortly to privately offer one or more REIT structures to acquire and actively manage diversified portfolios of stabilized, income-oriented student housing properties located in the United States near Top 100 Colleges (as ranked by U.S. News and World Reports) with enrollments of over 20,000 students. We will focus on investments in core, stabilized student housing properties, however we may also selectively invest in development or value-add student housing properties.

We anticipate that an affiliate, one of our wholly-owned subsidiaries, will externally advise the REIT structures. The affiliate will receive reimbursements for organizational and offering expenses as well as for operating expenses. We also anticipate charging a management fee, acquisition fees, and disposition fees, as well as a performance participation allocation, which will entitle us to receive an allocation equal to a percentage of the total return, subject to a particular hurdle amount and a high-water mark. Such allocation will be made annually and accrue quarterly.

No Prior Direct Participation Program

Given the relatively brief time we have been in operation, none of our offerings have gone full-cycle to date, meaning that none have operated through their full term and exited through a liquidity event.  Furthermore, the Company has no experience sponsoring publicly- offered direct participation programs or any that have gone full cycle to liquidity, and neither do the Company’s managing principals.

Current Indebtedness

Unsecured Indebtedness

We maintain three revolving credit facilities of $15,000,000, each, which are collectively referred to herein as the Unsecured Lines, issued by Nelson Brothers Student Housing and Assisted Living Holdings, LLC, NB Student Housing Fund II, LLC, and NB Student Housing Fund III, LLC. Each will mature April 21, 2032.

As of December 31, 2022, we had $6,830,864, in the aggregate outstanding on the Unsecured Lines.  During the same period, we borrowed $1,619,975 under a term loan from Versity Investments Income Fund II, which is payable as of December 31, 2024.

31

Secured Indebtedness

EquityCo., entered into a Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022, or the Crayhill Line, for a senior secured loan from special purpose entities wholly owned by Crayhill Capital Management, or Crayhill, in an aggregate principal amount of up to $50,000,000, which may be further increased up to an aggregate principal amount of $200,000,000. As of December 31, 2022, the credit line was increased to $102,000,000, and had $70,853,596 outstanding under this facility. The Crayhill line is intended to assist with the acquisition of properties in our DST Programs.

EquityCo. is the parent to each of the Depositor entities we establish for our DST programs. EquityCo. can draw on the Crayhill line for funds to contribute to the applicable Depositor entity, and the Depositor, in turn, contributes the funds to the DST for 100% of the beneficial interests of the DST. As collateral for the borrowed funds, Borrower pledges to Crayhill 100% of its membership interest in the Depositor. Drawn amounts are repaid from proceeds of redemption of beneficial interests by the DST from the Depositor. See “DST Programs” in this section for further information. As additional collateral for drawn funds, Versity EquityCo, LLC also pledges to Crayhill all other assets that it owns, however, Versity EquityCo, LLC is not expected to own any assets other than the membership interest in each Initial Beneficiary Depositor. Versity EquityCo. II Parent, LLC, the parent of EquityCo. and our wholly-owned subsidiary, has also pledged to Crayhill 100% of its membership interest in EquityCo. as collateral for the borrowed funds.

On November 18, 2022, we received a senior secured line (the “Apex Credit Agreements”) totaling $42,000,000 from I.B.I Volcano Investments LLC, Comrit Investments 1, LP, and West 4 Capital LP for $25,000,000, 11,000,000 and $6,000,000, respectively. This line of credit facilitated the acquisition of Apex South Creek for our DST programs. We borrowed the funds to contribute to Apex South Creek Depositor entity, and the Depositor, in turn, contributes the funds to the DST for 100% of the beneficial interests of the DST. The collateral for the loan is comprised of all the proceeds earned by sponsor in the sale of beneficial interests in the DST. The credit agreements are repaid from proceeds of redemption of beneficial interests by the DST from the Depositor. See “DST Programs” in this section for further information.

Key Provisions of Our Operating Agreement

Governance

Blake W. Wettengel and Tanya E. Muro are the Founding Members of Versity Invest, LLC, which was formed on March 17, 2022, and are the Managers of this entity. The Company’s business, property, and affairs are exercised under the director of the Managers. The entity is authorized to issue one class of Membership Interests, which are designated as Common Units. The Common Units are divided into three classes which are designated as “Class A Common Units,” “Class B Common Units,” and “Class C Common Units.” The Class A Common Units and Class B Common Units are identical in all respects except Class B Common Units are not entitled to vote on any matter on which the Members of the Company are entitled to vote. The Class C Common Units may only be issued to certain employees, managers, and other service providers to the Company. A majority of the Class A Common Units is sufficient to approve, among other items, sales and leases of the Company’s property outside the ordinary course of business, a merger of the Company, and any other act outside the ordinary course of the Company’s activities.

Drag-Along Rights

If (i) the Managers, and (ii) the holders of Class A Common Units which taken together exceed seventy percent (70%) of the aggregate of all Percentage Interests of the holders of Class A Common Units (collectively, the “Drag-Along Sellers”), propose to sell to any Person, in any transaction or series of transactions, Common Units accounting for at least seventy percent (70%) of the aggregate of all Percentage Interests of all Members holding Common Units, or substantially all of the assets of the Company, then the Drag-Along Sellers may require all of the other Members to sell all of their Common Units alongside the Drag-Along Sellers. The Drag-Along Sellers must give notice to the Company and the other Members that they are exercising this right.

Rights of First Refusal

Each time a Member proposes to transfer or sell his or her Membership Interest other than for permitted transfers, this Member must first offer such Membership Interests to each remaining holder of Class A Common Units for a period of 90 days, after which the Member will be free to transfer their Membership Interests.

Indemnification

The Company will indemnify any Member or Manager who was or is a party to any threatened, pending, or completed proceeding or suit, whether formal or informal, unless such Person has engaged in willful misconduct or a knowing violation of criminal law.  The Company will promptly make advances or reimbursements for reasonable expenses (including attorneys’ fees) incurred by any person claiming indemnification, unless it has been determined that such Person fails to meet the standards for indemnification.

32

Our Organizational Structure

Below is an organization chart that provides an overview of our organizational structure:

1 – Versity Invest, LLC is a Delaware limited liability company and is the sole member of each Master Tenant, Signatory Trustee, Depositor, Development Manager/GP and REIT Advisory entity we form.  Each such entity is or is intended to be a single-member Delaware LLC. Versity EquityCo Parent II, LLC is a Delaware LLC, wholly owned by Versity Invest, LLC, and is sole member of Versity EquityCo II, LLC, a Delaware limited liability company.

The balance of this chart explains the interplay between these entities in the course of our business.

2 –The DST master tenants, signatory trustees, development manager, and REIT advisor are funded through equity from the Company and fees generated from the assets that each respective entity controls.

3 – Depositor will be a wholly-owned subsidiary of ours, receives funds from either us directly, or is provided through the EquityCo Parent II/EquityCo II from the Crayhill Line.

4 – The Depositor contributes those funds to the DST in exchange for 100% of the beneficial interests, which the DST has the right to redeem back as investors purchase beneficial interests in the DST.  The objective in each DST syndication is to sell 100% of the beneficial interests to third party investors.

5 – We will be the sponsor of our development project entities and REIT’s.  The objective is to sell 100% of ownership to third party investors.

 6 – Versity Invest, LLC or its subsidiaries may be required to hold a very small minority ownership interest in Development Project entities and any REIT.  We do not anticipate this to be a significant percentage.

[Remainder of page intentionally left blank]

33

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the VIP Bonds, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Bondholder’s particular circumstances or to Bondholders subject to special rules, including, without limitation:

•	a broker-dealer or a dealer in securities or currencies;
•	an S corporation;
•	a bank, thrift or other financial institution;
•	a regulated investment company or a real estate investment trust;
•	an insurance company
•	a tax-exempt organization;
•	a person subject to the alternative minimum tax provisions of the Code;
•	a person holding the VIP Bonds as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
•	a partnership or other pass-through entity;
•	a person deemed to sell the VIP Bonds under the constructive sale provisions of the Code;
•	a U.S. person whose “functional currency” is not the U.S. dollar; or
•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the VIP Bonds in this offering for cash and that hold the VIP Bonds as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the VIP Bonds that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the VIP Bonds, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the VIP Bonds.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Bonds or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

34

U.S. Holders

Interest

U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the VIP Bonds in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Bonds

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a VIP Bond equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the VIP Bond. A U.S. Holder’s adjusted tax basis in a VIP Bond (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the VIP Bond other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the VIP Bond has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income,” or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of VIP Bonds, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of VIP Bonds in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the VIP Bonds or proceeds upon the sale or other disposition of such VIP Bonds (including a redemption or retirement of the VIP Bonds). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;
•	the IRS notifies the payor that such holder furnished an incorrect TIN;
•	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;
•

in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or

•	such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders are encouraged to consult their tax advisors.

[Remainder of page intentionally left blank]

35

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of VIP Bonds is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, or the Plan Asset Regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(I)

the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under specified provisions of the federal securities laws;

(ii)

the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(iii)

there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investments by benefit plan investors in our Company because we anticipate that we will qualify as a “real estate operating company.” If the Department of Labor were to take the position that we are not a real estate operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions which would likely have a material adverse effect on our business.

Plan fiduciaries contemplating a purchase of VIP Bonds should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF ORDERS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY US OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

[Remainder of page intentionally left blank]

36

DESCRIPTION OF VIP BONDS

This description sets forth certain terms of the VIP Bonds that we are offering pursuant to this offering circular. In this section we use capitalized words to signify terms that are specifically defined in the Indenture, by and between us and UMB Bank, N.A., as trustee, or the trustee. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this offering circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the VIP Bonds or the Indenture. We urge you to read the Indenture carefully and in its entirety because that document and not this summary defines your rights as a Bondholders. Please review a copy of the Indenture. The Indenture is filed as an exhibit to the offering statement, of which this offering circular is a part, at www.sec.gov. You may also obtain a copy of the Indenture from us without charge. See “Where You Can Find More Information” for more information. You may also review the Indenture at the trustee’s corporate trust office at 928 Grand Blvd., 12th Floor, Kansas City, Missouri 64106.

Ranking

The VIP Bonds are senior unsecured indebtedness of our company. The VIP Bonds would rank junior to any of our secured indebtedness and will rank senior to our other unsecured indebtedness, and will be structurally subordinated to all indebtedness of our subsidiaries. The Indenture does not limit our ability to incur, or permit our subsidiaries to incur, third-party indebtedness, whether secured or unsecured.

Interest and Maturity

The VIP Bonds will be offered serially, over a maximum period of two years, starting from the date of qualification of the Offering Statement of which this Offering Circular is a part, with the sole difference between the series being their respective maturity dates. Each series of VIP Bonds beginning with Series A-1 and Series R-1 will correspond to the applicable quarter in which closings for Bonds occurs. Both the A Bonds and R Bonds will bear interest at a rate of eight percent (8.0%) per year. Each series of Class A Bonds will mature on the third anniversary of the initial issuance date. Each Series of Class R Bonds will mature eighteen months after the initial issuance date. Interest on the VIP Bonds will be paid monthly on the 15th day of the month. The first interest payment on a VIP Bond will be paid on the 15th day of the month following the issuance of such VIP Bond.

Upon maturity, and subject to the terms and conditions described in this offering circular, the VIP Bonds will be automatically renewed at the same interest rate and for the same term, unless redeemed upon maturity at our or your election. We expect that any renewal of the VIP Bonds will be required to be registered or exempt from registration under the Securities Act. If we do not redeem the VIP Bonds at or prior to maturity, including as described under ”Description of VIP Bonds – Optional Redemption,” we anticipate that we will file a new offering statement in order to qualify the renewals for an exemption from registration with the SEC under Regulation A. In such a case, the new offering statement must be declared qualified before we will be able to renew your VIP Bond. If the VIP Bonds are not renewed and without the consent of the Bondholders, we may elect to extend the maturity date of the VIP Bonds for an additional six months to facilitate the redemption of the VIP Bonds.

With respect to the maturity and renewal of a VIP Bond, the Company will send to the Trustee and each holder of such a VIP Bond a notice of maturity, no more than 270 days and no less than 180 days prior to a maturity date for any VIP Bond, notifying the holder of the VIP Bond of the VIP Bond’s pending maturity and that the VIP Bond will be automatically renewed unless, no later than 90 days from the maturity date of such a VIP Bond, the holder of the VIP Bond sends the company a written notice stating that repayment of the VIP Bond is required in connection with the maturity of the VIP Bond.

Manner of Offering

The offering is being made on a best-efforts basis through our broker/dealer of record. We reserve the right to conduct future sales through other Selling Group Members. Our broker/dealer of record will be required to purchase any of the Bonds.

THE REQUIRED INTEREST PAYMENTS AND PRINCIPAL PAYMENT ARE NOT A GUARANTY OF ANY RETURN TO YOU NOR ARE THEY A GUARANTY OF THE RETURN OF YOUR INVESTED CAPITAL. WHILE OUR COMPANY IS REQUIRED TO MAKE INTEREST PAYMENTS AND PRINCIPAL PAYMENT AS DESCRIBED IN THE INDENTURE AND ABOVE, WE DO NOT INTEND TO ESTABLISH A SINKING FUND TO FUND SUCH PAYMENTS. THEREFORE, OUR ABILITY TO HONOR THESE OBLIGATIONS WILL BE SUBJECT TO OUR ABILITY TO GENERATE SUFFICIENT CASH FLOW OR PROCURE ADDITIONAL FINANCING IN ORDER TO FUND THOSE PAYMENTS. IF WE CANNOT GENERATE SUFFICIENT CASH FLOW OR PROCURE ADDITIONAL FINANCING TO HONOR THESE OBLIGATIONS, WE MAY BE FORCED TO SELL SOME OR ALL OF THE COMPANY’S ASSETS TO FUND THE PAYMENTS. WE CANNOT GUARANTEE THAT THE PROCEEDS FROM ANY SUCH SALE WILL BE SUFFICIENT TO MAKE THE PAYMENTS IN THEIR ENTIRETY OR AT ALL. IF WE CANNOT FUND THE ABOVE PAYMENTS, BONDHOLDERS WILL HAVE CLAIMS AGAINST US WITH RESPECT TO SUCH VIOLATION AS FURTHER DESCRIBED UNDER THE INDENTURE.

37

Optional Redemption at Election of Bondholder

The VIP Bonds will be redeemable at the election of the Bondholder beginning anytime following the last issuance date of the series of VIP Bonds held by the Bondholder, or the Optional Redemption. In order to request redemption, the Bondholder must provide written notice to us at our principal place of business that the Bondholder requests redemption of all or a portion of the Bondholder’s Bonds, or a Notice of Redemption.

R Bondholders will have the right to have all or a portion of their bonds redeemed at any time prior to the maturity date, at a price per R Bond equal to $960, if redeemed prior to the initial maturity date of the applicable R Bond, plus any accrued but unpaid interest on the R Bond due to such R Bondholder.  A Bondholders will have the right to have all or a portion of their A Bonds redeemed at any time prior to the maturity date, at a price per A Bond equal to $900 if redeemed on or before the first anniversary of the issuance date of the applicable A Bond, $920 if redeemed after the first anniversary of the issuance date of the applicable A Bond but on or before the second anniversary of the issuance date of the applicable A Bond and $940 if redeemed after the second anniversary of the issuance of the applicable A Bond, plus any accrued but unpaid interest, on the A Bond due to such A Bondholder.  The right of the Bondholders to redeem their VIP Bonds is limited to 3.75% of the principal amount of the outstanding VIP Bonds calculated on a quarterly basis as of the first day of the fiscal quarter in which such redemption occurs (the “3.75% Limit”), subject to an annual cap of up to 15% of the issued and outstanding VIP Bonds (the “15% Limit”). The 3.75% Limit and the 15% Limit can be increased in the Company’s sole discretion. To the extent that the 3.75% Limit is not fully used in a given quarter, the unused portion shall not be added to the 3.75% Limit for any future quarter, and any redemptions in excess of such limit or to the extent suspended, shall be redeemed in subsequent quarters on a first come, first served, basis.  Bondholders will also have the right to have their VIP Bonds redeemed in the case of a bondholder’s death, disability or bankruptcy, subject to notice and other provisions contained in this offering circular. Redemptions due to death, disability or bankruptcy shall count towards the quarterly 3.75% Limit on redemptions described above and shall be redeemed by the Company prior to the optional redemptions. We will have 90 days from the date the applicable Notice of Optional Redemption is provided to redeem the requesting Bondholder’s Bonds, subject to the limitations set forth in the VIP Bond. Our obligation to redeem VIP Bonds with respect to Notices of Redemption received in any given Redemption Period (as defined below) is limited to an aggregate principal amount of VIP Bonds equal to 15% of the aggregate principal of VIP Bonds under the Indenture. Any VIP Bonds redeemed as a result of a Bondholder’s right upon death, disability or bankruptcy will be included in calculating the 3.75% Limit and will thus reduce the number of VIP Bonds available to be redeemed pursuant to Optional Redemption.

Redemption Upon Death, Disability or Bankruptcy

Within 90 days of the death, disability or bankruptcy of a Bondholder who is a natural person, the estate of such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole but not in part and without penalty, the VIP Bonds held by such Bondholder by delivering to us a written notice requesting such VIP Bonds be redeemed. Redemptions due to death, disability or bankruptcy shall count towards the annual 5% Limit on redemptions described above and shall be redeemed by the Company prior to the optional redemptions. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to redeem his or her VIP Bonds. If a VIP Bond is held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled Bondholder (or a legal representative) upon disability of the spouse. In the event a VIP Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such VIP Bond unless each Bondholder has been affected by such an event.

Disability shall mean with respect to any Bondholder or beneficial holder, a determination of disability based upon a physical or mental condition or impairment arising after the date such Bondholder or beneficial holder first acquired VIP Bonds. Any such determination of disability must be made by any of: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration, or the Applicable Governmental Agency, responsible for reviewing the disability retirement benefits that the applicable Bondholder or beneficial holder could be eligible to receive.

38

Bankruptcy shall mean, with respect to any Bondholder the final adjudication related to (i) the filing of any petition seeking to adjudicate the Bondholder bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Bondholder or such Bondholder’s debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, or (ii) without the consent or acquiescence of such Bondholder, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any bankruptcy, liquidation, dissolution, or other similar statute, law, or regulation, or, without the consent or acquiescence of such Bondholder, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Bondholder or of all or any substantial part of the property of such Bondholder which order shall not be dismissed within ninety (90) days.

Upon receipt of redemption request in the event of death, disability or bankruptcy of a Bondholder, we will designate a date for the redemption of such VIP Bonds, which date shall not be later than 120 days after we receive documentation and/or certifications establishing (to the reasonable satisfaction of the Company) the right to be redeemed. On the designated date, we will redeem such VIP Bonds at a price per VIP Bond that is equal to all accrued and unpaid interest, to but not including the date on which the VIP Bonds are redeemed plus the then outstanding principal amount of such VIP Bond.

Optional Redemption

We may redeem the VIP Bonds, in whole or in part, without penalty at any time. If the VIP Bonds are renewed for an additional term, we may redeem the VIP Bonds at any time during such renewal period. The VIP Bonds may be redeemed at the option of the Company at a redemption price equal to any accrued but unpaid interest plus 110% of the principal amount to be redeemed.  If we plan to redeem the VIP Bonds, we are required to give notice of redemption not less than 5 days nor more than 60 days prior to any redemption date to each Bondholder’s address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the VIP Bonds, the particular VIP Bonds to be redeemed will be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Merger, Consolidation or Sale

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than us:

•	is organized and existing under the laws of the United States of America or any United States, or U.S., state or the District of Columbia; and
•

assumes all of our obligations to perform and observe all of our obligations under the VIP Bonds and the Indenture; and provided further that no event of default under the Indenture shall have occurred and be continuing.

The Indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the Indenture does not contain any provision which would protect the Bondholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Certain Covenants

We will issue the VIP Bonds under an Indenture, or the Indenture, to be dated as of the initial issuance date of the VIP Bonds between us and UMB Bank, N.A., as the trustee. The Indenture does not limit our ability to incur, or permit our subsidiaries to incur, third-party indebtedness, whether secured or unsecured.

Bond Service Reserve

We will reserve 3.75% of the proceeds of the sale of VIP Bonds calculated on a quarterly basis as of the first day of the fiscal quarter, for the purpose of funding the optional redemptions described above.

Reports

We will furnish the following reports to each Bondholder:

Reporting Requirements under Tier II of Regulation A. After launching this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

39

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, we will cause to be mailed or made available, by any reasonable means, to each Bondholder as of a date selected by us, an annual report containing financial statements of our Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, equity and cash flows, with such statements having been audited by an accountant selected by us. We shall be deemed to have made a report available to each Bondholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and such report is publicly available on such system or (ii) made such report available on any website maintained by our Company and available for viewing by the Bondholders.

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or assets; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which we have set apart and maintain an adequate reserve.

Prior to this offering, there has been no public market for the VIP Bonds. We may apply for quotation of the VIP Bonds on an alternative trading system or over the counter market beginning after the final closing of this offering. However, even if the VIP Bonds are listed or quoted, no assurance can be given as to (1) the likelihood that an active market for the VIP Bonds will develop, (2) the liquidity of any such market, (3) the ability of Bondholders to sell the VIP Bonds or (4) the prices that Bondholders may obtain for any of the VIP Bonds. No prediction can be made as to the effect, if any, that future sales of the VIP Bonds, or the availability of the VIP Bonds for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of the VIP Bonds, or the perception that such sales could occur, may adversely affect prevailing market prices of the VIP Bonds. See “Risk Factors — Risks Related to the VIP Bonds and the Offering.”

Event of Default

The following are events of default under the Indenture with respect to the VIP Bonds:

•	default in the payment of any interest on the VIP Bonds when due and payable, which continues for 60 days, a cure period;
•	default in the payment of any principal of or premium on the VIP Bonds when due, which continues for 60 days, a cure period;
•

entry by any court having jurisdiction over the Company of a final and non-appealable judgment or order for the payment of money in excess of $25,000,000.00 (before the application of any pre-judgment interest), singly or in the aggregate for all such final judgments or orders against any subsidiary;

•

the Company ceases conducting its business (including, for this purpose, the business conducted by or through any direct or indirect subsidiaries) or liquidates all or substantially all of its assets (meaning, for this purpose, all or substantially all of the combined assets of the Company and its direct and indirect subsidiaries)

•

default in the performance of any other obligation or covenant contained in the Indenture or in this offering circular for the benefit of the VIP Bonds, which continues for 120 days after written notice, a cure period; and

•	specified events in bankruptcy, insolvency or reorganization of us;

Book-entry and other indirect Bondholders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or rescind an acceleration of maturity.

Annually, within 120 days following December 31st while the VIP Bonds are outstanding, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture, or else specifying any event of default and the nature and status thereof. We will also deliver to the trustee a written notification of any uncured event of default within 30 days after we become aware of such uncured event of default.

40

Remedies if an Event of Default Occurs

Subject to any respective cure period, or other terms of the indenture, if an event of default occurs and is continuing, the trustee or the Bondholders of not less than a majority in aggregate outstanding principal amount of the VIP Bonds may declare the principal thereof, and all unpaid interest thereon to be due and payable immediately. In such event, the trustee will have the right force us to sell any assets held by us or any subsidiary of ours that we have the unilateral right to cause it to sell its assets. We will be required to contribute the proceeds of any such sale to the repayment of the VIP Bonds. With respect to subsidiaries for which we do not have the unilateral right to sell their assets, the trustee has the right to force us to sell our equity in such subsidiary in order to repay the VIP Bonds.

At any time after the trustee or the Bondholders have accelerated the repayment of the principal, premium, if any, and all unpaid interest on the VIP Bonds, but before the trustee has obtained a judgment or decree for payment of money due, the Bondholders of a majority in aggregate principal amount of outstanding VIP Bonds may rescind and annul that acceleration and its consequences, provided that all payments, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The Bondholders of a majority in principal amount of the outstanding VIP Bonds may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the VIP Bonds; or
•

in an obligation contained in, or a provision of, the Indenture which cannot be modified under the terms of the Indenture without the consent of each Bondholder. The Bondholders of a majority in principal amount of the outstanding VIP Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the VIP Bonds, provided that (i) such direction is not in conflict with any rule of law or the Indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Bondholders not joining therein. Subject to the provisions of the Indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the Indenture at the direction of the Bondholders, the trustee is entitled to receive from those Bondholders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

A Bondholder will have the right to institute a proceeding with respect to the Indenture or for any remedy under the Indenture, if:

•	that Bondholder previously gives to the trustee written notice of a continuing event of default in excess of any cure period,
•	the Bondholders of not less than a majority in principal amount of the outstanding VIP Bonds have made written request;
•	such Bondholder or Bondholders have offered to indemnify the trustee against the costs, expenses and liabilities incurred in connection with such request;
•

the trustee has not received from the Bondholders of a majority in principal amount of the outstanding VIP Bonds a direction inconsistent with the request (it being understood and intended that no one or more of such Bondholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Bondholders, or to obtain or to seek to obtain priority or preference over any other of such Bondholders or to enforce any rights under the Indenture, except in the manner herein provided and for equal and ratable benefit of all Bondholders); and

•	the trustee fails to institute the proceeding within 60 days.

However, the Bondholder has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such VIP Bond on the respective due dates (or any redemption date, subject to certain discounts) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Bondholder.

[Remainder of page intentionally left blank]

41

LEGAL PROCEEDINGS

There are currently no material legal proceedings involving our Company.

[Remainder of page intentionally left blank]

42

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (10% or more)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class A2	Blake Wettengel	760,000	76%
Class A2	Tanya Muro	240,000	24%

[Remainder of page intentionally left blank]

 __________________________

2The Class A Units comprise all issued and outstanding Units of the Company.

43

EXECUTIVE OFFICERS

The following table sets forth information of our executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Blake W. Wettengel	44	Chief Executive Officer, President, and Manager	March 2022
Tanya Muro	44	Chief Operating Officer, Secretary, and Manager	March 2022
Bret Sunder Wilkins	40	Chief Financial Officer	May 2023
Frank J. Muhlon	51	Chief Investment Officer	March 2022

Set forth below is biographical information for the executive officers of our Company.

Blake W. Wettengel – Mr. Wettengel is our Chief Executive Officer, President and Co-Founder of Versity Invest, LLC and its affiliated entities. Under Mr. Wettengel’s leadership, Versity Invest, LLC has grown into a nationally recognized real estate operating company that has acquired, managed, or developed real estate investments valued in excess of $500 million with properties across the country. During Mr. Wettengel’s tenure in the student housing industry, he has overseen the acquisition and management of over 15,000 beds of multifamily properties, securing nearly $1.5 billion in debt and equity investments. The firms founded by Mr. Wettengel have received multiple awards including a ranking in the Inc. 500, which recognizes the fastest growing companies in the country. Prior to founding Versity Invest, LLC, Mr. Wettengel served as the CEO of the Company’s predecessor Versity Investments, LLC beginning March of 2018.  Between 2015 and 2018 Mr. Wettengel served as COO and General Counsel for the predecessor for Versity Investments, LLC.  Mr. Wettengel practiced law from 2005 to 2015, specializing in real estate and corporate transactions and related tax and securities matters. Mr. Wettengel received a B.A. in with honors from Brigham Young University and a J.D. from the University of California, Los Angeles (UCLA).

Tanya E. Muro - Ms. Muro is our Secretary and the Chief Operating Officer and Co-Founder of Versity Invest, LLC and its affiliated entities. As Chief Operating Officer of Versity Invest, LLC, Mrs. Muro is responsible for the global operations of the company. With over 20 years of experience in the commercial real estate industry, Mrs. Muro has closed more than $2 billion in real estate investments, including land development and oil and gas transactions and the country’s first tenant-in-common acquisition. Her leadership focuses on high performance areas while providing outstanding client service and driving profitable revenue growth. Prior to founding Versity Invest, LLC, Mrs. Muro served as the COO of the Company’s predecessor Versity Investments, LLC beginning March of 2018.  Between 2007 and 2018 Mrs. Muro served in numerous roles for the predecessor for Versity Investments, LLC.  Mrs. Muro has managed investor relations with respect to over 3,500 investors while heading Business Development at multiple firms, which have been ranked in the Inc. 500 as some of the fastest growing real estate companies in the country. Mrs. Muro has broad knowledge of regulatory bodies, including FINRA and the SEC. Mrs. Muro received a B.A. from Loyola Marymount University.

Bret Sunder Wilkins – Mr. Wilkins is the Chief Financial Officer of Versity Invest, LLC. He oversees all financial aspects of the company including acquisitions, accounting, financial reporting, cash management, budget/forecasting, and investor financial reporting. Mr. Wilkins served as the Corporate Controller within the organization as of October 2022. Beginning December 2021, Mr. Wilkins served as senior audit manager at Gelman, LLP where led financial statement audits over a portfolio of clients. Beginning in October 2013, Mr. Wilkins served in various roles at Capital Group that included oversight of finance, accounting, and financial reporting for certain companies and divisions. Mr. Wilkins graduated from the University of Utah in 2007 with a B.S. degree in Accounting. He is a Certified Public Accountant.

Frank J. Muhlon – Mr. Muhlon is Chief Investment Officer of Versity Invest, LLC and its affiliated entities. Mr. Muhlon is an accomplished commercial real estate executive with over 20 years of transactional, asset management and advisory experience involving over $15 billion of asset value, covering traditional property asset classes (i.e., multifamily, office, retail, industrial, hospitality) and alternative assets (e.g., healthcare/medical, self-storage, data centers, homebuilding, infrastructure, and specialty). As Chief Investment Officer of Versity Invest, LLC, he originates, executes, and manages multifamily and student housing investments nationally. Prior to joining Versity Invest, LLC, Mr. Muhlon held senior positions with equity syndicate CrowdStreet, the real estate trading platform Ten-X, the middle market investment banking firm Orix USA/Houlihan Lokey, and the New York-based owner/developer Silverstein Properties. Mr. Muhlon received a B.S. in Finance from Rutgers University and a M.S. in Real Estate Finance from New York University.

44

COMPENSATION OF OUR EXECUTIVE OFFICERS

Below is the annual compensation of each of the three highest paid executive officers of our Company for the fiscal year ended December 31, 2022.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Blake Wettengel	Chief Executive Officer	$560,000	$0	$560,000

Frank Muhlon	Chief Investment Officer	$447,748	$0	$447,748

Tanya Muro	Chief Operating Officer	$300,000	$0	$300,000

[Remainder of page intentionally left blank]

45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has multiple related party relationships. On April 2, 2022, the Company entered into a Backoffice Services Agreement with Versity Investments, LLC. The Company received $663,645 for asset management fees related to the Backoffice Services Agreement for the period ended December 31, 2022. The Company did not pay Versity Investments, LLC for any intellectual property rights for the period ended December 31, 2022. The Backoffice Services Agreement provides that Versity Investments, LLC will provide management, operational, accounting, payroll, employee benefits, and back office services to the Company. On April 2, 2022, the Company also entered into an Intellectual Property License with Versity Investments, LLC. The Intellectual Property License provides that Verity Investments, LLC has agreed to license Versity Investments, LLC’s names “Versity” and “Versity Investments” and all corresponding intellectual property rights to the Company. Blake Wettengel, the Company’s Chief Executive Officer, owns 36% of the Class A Units of Versity Investments, LLC, 20% of the Class B Units of Versity Investments, LLC, 20% of the Class C Units of Versity Investments, LLC and 76% of the Class A Units of the Company. Tanya Muro, the Company’s Chief Operating Officer, owns 14% of the Class A Units of Versity Investments, LLC, 15% of the Class B Units of Versity Investments, LLC, 15% of the Class C Units of Versity Investments, LLC, and 24% of the Class A Units of the Company. Consequently, the transactions between Versity Investments, LLC and the Company are related party transactions.

From time to time, Book and Ladder, LLC provides property management services related to the Company’s DST programs. The Company paid Book and Ladder, LLC $255,418 for property management services for the period ended December 31, 2022. Blake Wettengel owns 20% of the Class A Units and 34% of the Class B Units of Book and Ladder LLC and 76% of the Class A Units of the Company. Tanya Muro owns 20% of the Class A Units and 33% of the Class B Units of Book and Ladder, LLC and 24% of the Class A Units of the Company. Consequently, the transactions between Book and Ladder, LLC and the Company are related party transactions.

The Company did not pay Sunstone Development, LLC for any development services for the period ended December 31, 2022 . Blake Wettengel owns 55% of the Class A Units of Sunstone Development, LLC and 76% of the Class A Units of the Company. Tanya Muro owns 25% of the Class A Units of Sunstone Development, LLC and 24% of the Class A Units of the Company. Consequently, the transactions between Sunstone Development, LLC and the Company are related party transactions.

EquityCo, consisting of our wholly-owned subsidiaries Versity EquityCo, LLC, and Versity EquityCo II, LLC, is the parent to each of the Depositor entities we establishing for our DST programs. Either the Company or Versity, Investments, LLC is the Manager of the Depositor entities. Blake Wettengel owns 36% of the Class A Units of Versity Investments, LLC, 20% of the Class B Units of Versity Investments, LLC, 20% of the Class C Units of Versity Investments, LLC and 76% of the Class A Units of the Company. Tanya Muro owns 14% of the Class A Units of Versity Investments, LLC, 15% of the Class B Units of Versity Investments, LLC, 15% of the Class C Units of Versity Investments, LLC, and 24% of the Class A Units of the Company. As such, the transactions between the Depositor entities, Versity Investments, LLC, and the Company are related party transactions.

[Remainder of page intentionally left blank]

46

INDEPENDENT AUDITOR

The financial statements of Versity Invest, LLC, which comprise the balance sheet as of December 31, 2022, and related statements of operation, cashflows and member equity since March 17, 2022, the date of inception, through December 31, 2022, included in this offering circular, have been audited by Ronald Blue & Co. CPAs, independent auditors, as set forth in their reports thereon.

 [Remainder of page intentionally left blank]

47

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the VIP Bonds, will be passed upon for us by Whiteford, Taylor & Preston LLP.

[Remainder of page intentionally left blank]

48

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file, annual, semi-annual and special reports, and other information, as applicable, with the SEC. You may read and copy any document filed with the SEC at the SEC’s public company reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, and informational statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Our Company has filed an offering statement of which this offering circular is a part with the SEC under the Securities Act. The offering statement contains additional information about us. You may inspect the offering statement without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

This offering circular does not contain all of the information included in the offering statement. We have omitted certain parts of the offering statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the offering statement, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this offering circular and any accompanying supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

[Remainder of page intentionally left blank]

49

 WEALTHFORGE SECURITIES, LLC PRIVACY POLICY

Updated as of January 2022

This Privacy Statement covers: WealthForge Securities, LLC. WealthForge Securities, LLC does not disclose information to non-affiliated companies except as described below.

1. Acknowledgement and Acceptance of Terms

WealthForge Securities, LLC is committed to protecting your privacy. This Privacy Statement sets forth our current privacy practices regarding the information we collect from you.

2. Third-party Policies

You may have received this privacy notice through a website or an email from a website or other third party, but this Privacy Statement does not apply to any third parties, and we are not responsible for their content. If you visit external websites, we recommend that you review their privacy policies.

The collection, further use, or disclosure of your information by issuers, unaffiliated service providers or by other third parties is not the responsibility of WealthForge Securities, LLC. Such collection, use, or disclosure is governed by the third parties’ privacy policies.

3. Personal Information We Collect From You

To complete your transactions, we will ask you or your financial professional to provide personal information such as name, address, email, telephone number or facsimile number, bank account number, social security number, driver’s license, passport, or other government issued identification number, income or net worth information, and other information relevant to your request for participation in a transaction. You may also be asked to disclose personal information to us so that we can provide assistance and information to you. We will not disclose personally identifiable information we collect from you to non-affiliated parties without your permission, except to the extent necessary to provide the products and services, as described below.

4. How We Use, Share, and Protect Personal Information

The Personal information you provide is used to provide services to you and to inform you of products, services, or opportunities that may be available through WealthForge Securities, LLC. Information and data you provide will also be used to administer our business, and our products and services in a manner consistent with this Privacy Statement and all applicable laws, rules, regulations, or other legal obligations. If you provide us with your name, address, telephone number, or email address, or have done so in the past, WealthForge Securities, LLC may contact you by telephone, mail, or email. Email or other electronic communications sent to us will be maintained in a manner consistent with our legal and regulatory requirements regarding client and public communications.

We do not rent, sell, or share your personal information to unaffiliated organizations except to provide products or services you have requested, when we have your permission, or under certain limited circumstances. For example, we provide such information to companies who work on behalf of or with WealthForge Securities, LLC, subject to confidentiality agreements. These companies may use your personal information to help WealthForge Securities, LLC communicate with you about WealthForge Securities, LLC’s products and services or to assist WealthForge Securities, LLC in the provision of its products and services. WealthForge Securities, LLC may compile and use aggregated, anonymized data that does not directly or indirectly identify you or compromise your personal information in violation of this policy.

50

WealthForge Securities, LLC may share information that you provide with the issuer and sponsor of the offering in which you have expressed an interest, the other broker-dealers providing services for that issuer and sponsor, as well as other companies providing services in connection with the offering, such as escrow agents and banks, credential-checking services, the issuer’s special purpose vehicle(s) for that offering, and other financial intermediaries such as transfer agents, investment advisors, etc.

Social security numbers are only shared with the following and only as applicable to a particular transaction or activity that you initiate: personnel for third-party intermediaries processing the transaction for the issuer and sponsor; other parties that use the social security numbers for the limited purpose of providing services for the offering and that have agreed to maintain the confidentiality of your information; other financial intermediaries involved in the transaction; and the issuer and sponsor of the securities.

WealthForge Securities, LLC maintains reasonable physical, electronic, and procedural safeguards that comply with applicable laws and regulations to protect personal information about you and works with vendors and partners to protect the security and privacy of user information. WealthForge Securities, LLC maintains the information collected on servers located within the United States and does not transfer your data to other countries.

5.      Other Reasons We Share Personal Information

We also use information you provide to respond to subpoenas, court orders, or other similar legal obligations and processes, comply with regulatory requests and audits, or to establish or exercise our legal rights or defend against legal claims. In addition, we will share such information if we believe it is required by law or it is necessary to investigate, prevent, or take action regarding illegal activities or suspected fraud or the rights or property of WealthForge Securities, LLC or third parties.

Finally, we may transfer information about you to any acquirer or successor of WealthForge Securities, LLC if and to the extent that WealthForge Securities, LLC is acquired by or merged with another company.

6.      Changes to this Statement

WealthForge Securities, LLC has the discretion to update this Privacy Statement at any time.

7.      Notice of Residents of California and Nevada

WealthForge Securities, LLC has the discretion to update this Privacy Statement at any time. When we do, we will also revise the "updated" date at the top of this page. We encourage you to review this Privacy Statement each time you receive it to stay informed about our use of your information.

California Residents

California law requires that we obtain your affirmative consent before we share your nonpublic personal information with non-affiliated third-party companies.

The California Consumer Privacy Act requires that WealthForge Securities, LLC inform you of your rights, provide a list of the categories of personal information it has collected about consumers in the past twelve (12) months and detail what categories of personal information it sells or discloses.

Rights of California Residents

1. Right of access

California residents have the right to request that a business that collects a resident’s personal information disclose to that resident the categories and specific pieces of personal information the business has collected.

51

California residents have the right to request that a business that collects personal information about the resident disclose to the resident the following:

(1)  The categories of personal information it has collected about that resident.

(2)  The categories of sources from which the personal information is collected.

(3)  The business or commercial purpose for collecting or selling personal information.

(4)  The categories of third parties with whom the business shares personal information.

(5)  The specific pieces of personal information it has collected about that consumer.

2. Right to know what we sell or disclose

California residents have the right to request that a business that sells the resident’s personal information, or that discloses it for a business purpose, disclose to that resident:

(1)  The categories of personal information that the business collected about the resident.

(2)  The categories of personal information that the business sold about the resident and the categories of third parties to whom the personal information was sold, by category or categories of personal information for each third party to whom the personal information was sold.

(3)  The categories of personal information that the business disclosed about the resident for a business purpose.

WealthForge Securities, LLC does not sell personal information.

3. Right to opt out

California residents shall have the right, at any time, to direct a business that sells personal information about the resident to third parties not to sell the resident’s personal information.

4. Right to deletion

In some cases, California residents shall have the right to request that a business delete any personal information about the resident which the business has collected from the resident.

5. Right to equal service and price

A business may not discriminate against a California resident because the resident exercised any of the resident’s rights, including, but not limited to, by:

(A)   Denying goods or services to the consumer.

(B)   Charging different prices or rates for goods or services, including through the use of discounts or other benefits or imposing penalties.

(C)   Providing a different level or quality of goods or services to the resident, if the resident exercises the consumer’s rights under this title.

(D)   Suggesting that the resident will receive a different price or rate for goods or services or a different level or quality of goods or services.

52

How to request your information

To request the personal information in WealthForge Securities, LLC’s possession please contact WealthForge Securities, LLC  via either https://www.wealthforge.com/contactus or 866.603.4082.

To request what personal information WealthForge Securities, LLC has disclosed to a third party please contact WealthForge Securities, LLC via either https://www.wealthforge.com/contactus or 866.603.4082.

To request your personal information be deleted email the following address admin@wealthforge.com or call 866.603.4082.

Categories of Personal Information WealthForge Securities, LLC collects

Section 3 above details the categories of personal information WealthForge Securities, LLC collects from investors or their financial professional.

Categories of Personal Information WealthForge Securities, LLC has sold in the past twelve (12) months.

WealthForge Securities, LLC acts solely as a service provider and does not sell personal information.

Categories of Personal Information WealthForge Securities, LLC has disclosed in the past twelve (12) months.

Section 4 above details how WealthForge Securities, LLC uses your personal information. Information provided by you in the investment documents may also be shared with the issuer of the offering in which you have expressed an interest, third-party intermediaries providing services for that issuer, as well as other companies providing services in connection with the offering, such as, escrow agents and banks, credential-checking services, the issuer’s special purpose vehicle(s) for that offering, and other financial intermediaries. In each case, disclosure is subject to applicable privacy law and is limited to the extent the third party needs the information.

WealthForge Securities, LLC has disclosed the following types of personal information to third-parties in the past twelve (12) months:

•	To issuers of securities: name, date of birth, accreditation status, SSN, bank account information, suitability information (including income or net worth estimates).

•	To broker-dealers or advisors: name, date of birth, accreditation status, SSN, bank account information, suitability information (including income or net worth estimates) of their subscribers.

•	To regulators: name, date of birth, accreditation status, SSN, bank account information, suitability information (including income or net worth estimates).

•	To third-party service providers: name, date of birth, SSN, bank account information.

Any information provided to WealthForge Securities, LLC will be used for the purpose of completing the transaction.

In addition, if you are a California resident, California Civil Code Section 1798.83 permits you to request information regarding the disclosure of your personal information by WealthForge Securities, LLC to its affiliates and/or third parties for their direct marketing purposes.

To make such a request, please send an email with your first name, last name, mailing address, email address, and telephone number to admin@wealthforge.com. Please include "California Privacy Rights" in the subject line of your email. You may also make such a request by writing to us at the address set forth in the Contacting Us section.

Nevada Residents

Nevada law requires us to disclose that you may elect to be placed on our internal do-not-call list by calling us at 804-308-0431. For further information, contact the Nevada Attorney General's office at 555 E. Washington Ave., Suite 3900, Las Vegas, NV 89101; by phone at 702-486-3132; or by email at BCPINFO@ag.state.nv.us.

8. Notice to European Union Members

53

Data subjects in the European Union have the following principal rights under data protection law:

1.  the right to withdraw consent;

2.  the right to access;

3.  the right to rectification;

4.  the right to erasure;

5.  the right to restrict processing;

6.  the right to data portability;

7.  the right to object to processing;

8.  the right not to be subject to decisions made solely on automated processing; and

9.  the right to complain to a supervisory authority.

To limit our collection, storage, or sharing please contact our Data Protection Officer, Chris Rohde, as provided below.

9. Contacting Us

If you have questions regarding our Privacy Statement, its implementation, or failure to adhere to this Privacy Statement and/or our general practices, please contact us at: admin@wealthforge.com or send your comments to:

WealthForge Attention: Privacy Statement Representative and Data Protection Officer,

3015 W. Moore Sreet, Suite 102, Richmond, VA 23230.

54

VERSITY INVEST, LLC

CONSOLIDATED FINANCIAL STATEMENTS

WITH INDEPENDENT AUDITORS’ REPORT

December 31, 2022

VERSITY INVEST, LLC

CONSOLIDATED FINANCIAL STATEMENTS

WITH INDEPENDENT AUDITORS’ REPORT

December 31, 2022

F-1

INDEPENDENT AUDITORS’ REPORT
To the Members Versity Invest, LLC Aliso Viejo, California

Opinion

We have audited the consolidated financial statements of Versity Invest, LLC, which comprise the consolidated statement of financial position as of December 31, 2022, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the period from March 17, 2022 to December 31, 2022, then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Versity Invest, LLC as of December 31, 2022, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Versity Invest, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with US GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Versity Invest, LLC’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued or when applicable, one year after the date that the consolidated financial statements are available to be issued.

1551 N Tustin Ave., Suite 1000

Santa Ana, CA 92705

714.543.0500

F-2

Versity Invest, LLC

Aliso Viejo, California

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.

·

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

·

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Versity Invest, LLC’s internal control. Accordingly, no such opinion is expressed.

·

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

·

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Versity Invest, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Santa Ana, California May 12,2023 Revised August 24, 2023

F-3

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$5,212,704
Cash and cash equivalents - restricted	3,922,583
Property held for sale, net	296,415,596
Accounts receivable	5,336,133
Other receivables	501,873
Note receivable	9,778,908
Prepaid expenses	481,097
Deposits	158,958
Total current assets	321,807,852
Noncurrent assets
Property and equipment, net	230,274
Right-of-use asset - operating	7,781,587
Total noncurrent assets	8,011,861
Total assets	$329,819,713

See accompanying notes and independent auditors’ report

F-4

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)

December 31, 2022

LIABILTIES AND MEMBERS' EQUITY

Liabilities
Accounts payable	$2,269,338
Accrued expenses	4,667,404
Notes payable	42,000,000
Lease liability - operating	747,438
Other liabilities	2,600,198
Total current liabilities	52,284,378
Noncurrent liabilities
Security deposits	681,079
Notes payable, net	225,945,936
Lease liability - operating	7,335,025
Total noncurrent liabilities	233,962,040
Total liabilities	286,246,418
Members' equity	43,573,295
Total liabilities and members' equity	$329,819,713

See accompanying notes and independent auditors’ report

F-5

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from March 17, 2022 to December 31, 2022

Revenues
Acquisition fees	$20,390,829
Rental income	14,005,784
Asset management fees	765,986
Other revenue	403,994
Interest income	667
Total revenues	35,567,260
Operating Expenses
Property operations	9,553,385
Depreciation	7,188,526
Salaries and payroll	6,971,295
General and administrative	2,910,851
Marketing	1,476,283
Professional	1,362,356
Acquisition	360,589
Total operating expenses	29,823,285
Operating Income	5,743,975
Other Income (Expenses)
Gain on deconsolidation of DSTs	5,906,495
Interest expenses	(10,792,078)
Interest expense ‐ loan fees	(3,255,164)
Total other income (expenses)	(8,140,747)
Income (loss) before income taxes and noncontrolling interests	(2,396,772)
Income tax provision	11,200
Noncontrolling interests in (income) loss of consolidated subsidiaries	1,743,749
Net income (loss)	$(664,223)

See accompanying notes and independent auditors’ report

F-6

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the Period from March 17, 2022 to December 31, 2022

	Common		DST interests	Retained earnings(deficit)		Total
Balances, March 17, 2022	$		$-	$		$
Contributions		34,428					34,428
Noncontrolling contributions			66,689,893				66,689,893
Distributions			(644,388)		(3,267,325)		(3,911,713)
Syndication costs			(16,831,341)				(16,831,341)
Noncontrolling income (loss)		-	(1,743,749)		-		(1,743,749)
Net income (loss)					(664,223)		(664,223)
Balances, December 31, 2022		$34,428	$47,470,415		$(3,931,548)		$43,573,295

See accompanying notes and independent auditors’ report

F-7

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from March 17, 2022 to December 31, 2022

Cash flows from operating activities
Net income (loss)	$(664,223)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Lease expense - right-of-use assets	585,815
Depreciation	7,188,526
Interest expense - loan fees	3,255,164
Changes in:
Accounts receivable	(5,336,133)
Other receivable	(501,873)
Prepaid expenses	(481,097)
Deposits	(158,958)
Accounts payable	2,269,338
Accrued expenses	4,667,404
Security deposits	681,079
Other payables	2,600,198
Lease liability - operating	(284,939)
Net cash provided by (used in) operating activities	13,820,301
Cash flows from investing activities
Note receivable borrowings	(9,778,908)
Acquisition of property and equipment	(258,900)
Net cash provided by (used in) investing activities	(10,037,808)

See accompanying notes and independent auditors’ report

F-8

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

For the Period from March 17, 2022 to December 31, 2022

Cash flows from financing activities
Noncontrolling DST interests -contributions	66,689,893
Noncontrolling DST interests -distributions	(644,388)
Noncontrolling interests in subsidiaries -income (loss)	(1,743,749)
Proceeds from notes payable	42,334,679
Payments on notes payable	(75,277,740)
Acquisition of loan fees	(5,941,663)
Syndication costs	(16,831,341)
Contributions	34,428
Distributions	(3,267,325)
Net cash provided by (used in) financing activities	5,352,794
Change in cash and cash equivalents	9,135,287
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$9,135,287

See accompanying notes and independent auditors’ report

F-9

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Summary of significant accounting policies

This summary of significant accounting policies is presented to assist in understanding the accompanying consolidated financial statements. The consolidated financial statements and notes are the representations of Versity Invest, LLC’s (Versity’s) management, which is responsible for their integrity and objectivity. The consolidated financial statements of the Versity and its subsidiaries have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Principal business activity

Versity is a Delaware limited liability company and was formed on March 17, 2022, for the purpose of real estate syndication, management, development and construction. The Company’s year-end is December 31. On April 2, 2022, the Company entered into a limited liability company agreement (the “Operating Agreement”) with its members. The Operating Agreement defines various matters pertaining to the Company including formation, term, ownership interests, initial contributions, fiscal year end, and allocations of profit and loss, amongst others.

The Company’s income is derived from: (1) acquisition fees and commissions from the purchase or sale of real property, (2) rental income, (3) management fees from the management of real property, (4) construction management fees from the management of real property development, and (5) profit-sharing from the sale of certain properties. Consequently, the Company’s ability to collect income for services performed is affected by economic fluctuations in the real estate industry.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Versity, and the following entities. Going forward, “we,” “us,” “our” and “Company” refers to the consolidated companies. The Company follows the topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which requires a variable interest entity (“VIE”) to be consolidated by a company if it has (a) the power to direct the activities most significant to the VIE and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. All significant intercompany transactions have been eliminated.

The Company is a majority owner in the following properties or entities, which have been consolidated:

Versity EquityCo II, LLC (Equity) was formed on March 17, 2022, in the state of Delaware, for the purpose providing bridge loans to Versity. Equity is a wholly owned subsidiary of Versity.

VSHR Adviser, LLC (Adviser) was formed on February 28, 2022, in the state of Delaware, for the purpose of being a real estate management company. Adviser is a wholly owned subsidiary of Versity.

F-10

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 December 31, 2022

Note 1 – Summary of significant accounting policies (continued)

Principles of consolidation (continued)

Vintage LeaseCo, LLC (Vintage) was formed on December 10, 2021, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as Vintage Horizon West, located in Winter Garden, Florida. Vintage is a wholly owned subsidiary of Versity.

The Walk LeaseCo, LLC (The Walk) was formed on March 17, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as The Walk, located in Tuscaloosa, Alabama. The Walk is a wholly owned subsidiary of Versity.

Hayworth Tanglewood LeaseCo. LLC (Hayworth) was formed on May 31, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as The Hayworth, located in Houston, Texas. Hayworth is a wholly owned subsidiary of Versity.

One on 4th LeaseCo, LLC (One on 4th) was formed on July 21, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as One on 4th, located in Stillwater, Oklahoma. One on 4th is a wholly owned subsidiary of Versity.

Apex South Creek LeaseCo. LLC (Apex) was formed on August 31, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as Apex, located in Orlando, Florida. Apex is a wholly owned subsidiary of Versity.

The Walk is a Class A, mid‐rise student‐housing community located in Tuscaloosa, Alabama. On April 29, 2022, the community was acquired by The Walk, DST (Walk DST), a Delaware statutory trust. Walk DST was formed on March 17, 2022, for the purpose of acquiring and owning The Walk. As of December 31, 2022, owns 17.27% of Walk DST.

The Hayworth is a Class A, mid‐rise, multi‐family residential community located in Tanglewood area of Houston, Texas. On June 30, 2022, the community was acquired by Hayworth Tanglewood, DST (Hayworth DST), a Delaware statutory trust. Hayworth DST was formed on May 31, 2022, for the purpose of acquiring and owning The Hayworth. As of December 31, 2022, Versity owns 68.56% of Hayworth DST.

One on 4th is a Class A, mid‐rise student‐housing community located in Stillwater, Oklahoma. On July 27, 2022, the community was acquired by One on 4th ST, LLC (One on 4th DST), a Delaware statutory trust. One on 4th DST was formed on July 20, 2022, for the purpose of acquiring and owning One on 4th. As of December 31, 2022, Versity owns 47.04% of One on 4th DST.

The Apex South Creek is a Class A, mid‐rise, multi‐family residential community located in Orlando, Florida. On November 18, 2022, the community was acquired by Apex South Creek, DST (Apex DST), a Delaware statutory trust. Apex DST was formed on August 29, 2022, for the purpose of acquiring and owning The Apex South Creek. As of December 31, 2022, Versity owns 99.26% of Apex South Creek DST.

F-11

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Summary of significant accounting policies (continued)

Principles of consolidation (continued)

Per the terms of our loan agreement with Crayhill (see Note 5), we are required to consolidate any DSTs that have Crayhill mezzanine financing associated with them and have not been fully syndicated, in accordance with US GAAP.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with US GAAP as contained within the FASB Accounting Standards Codification (“ASC”).

Concentration of credit risk

The Company maintains several bank accounts, the balance of which may, at times, be in excess of Federal Deposit Insurance Corporation (FDIC) limits. The Company has not experienced any losses in such accounts. Management does not believe that the Company is exposed to any significant credit risk in connection with cash and cash equivalents. At December 31, 2022, the Company had approximately $7,635,287 in excess of FDIC insured limits.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Cash and cash equivalents

For purposes of the consolidated statement of cash flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

Cash and cash equivalents - restricted

Cash and cash equivalents - restricted include all monies that are subject to lender restrictions.

Receivables

Receivables consist of accounts receivable and rent receivable. An allowance for doubtful accounts has been applied against receivables based on estimates of uncollectible amounts. Management evaluates receivable balances, considers the adequacy of allowances, and makes appropriate adjustments. At December 31, 2022, the allowance for doubtful accounts was $82,817.

F-12

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Summary of significant accounting policies (continued)

Other receivables

The Company will provide loans to affiliated companies for a variety of reasons. These loans range from non-interest-bearing to market interest and are due upon maturity. Additionally, the Company may accrue other type of receivables. Management evaluates loan balances and other receivable balances and considers recording an allowance, if necessary. For the period from March 17, 2022 to December 31, 2022, the allowance for doubtful accounts total was $0.

Property and equipment

Property and equipment are carried at cost. Expenditures in excess of $1,500 are capitalized and depreciated over the item’s estimated useful life. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets, ranging from three to thirty-nine years. Leasehold improvements are depreciated over the term of the related lease agreement. Total depreciation was $7,188,526 for the period from March 17, 2022 to December 31, 2022.

Long‐lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the period ended December 31, 2022, there were no events or changes in circumstances indicating that the carrying amount of long-lived assets may not be recoverable.

Revenue recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Revenue is recognized as the Company provides services. Revenue is recognized to the extent that there is no future performance obligation. Where there is a future performance obligation, a portion is deferred over the expected service period. Revenue is measured based on the consideration to which the Company expects to be entitled in a contract. The Company’s revenue does not have a significant financing component, so the transaction (invoice) price is considered to have no difference between the promised consideration and the cash selling price. The Company’s revenue is disaggregated by major products and services as shown on the Statement of Operations. The Company recognizes contract assets, when the service is provided, which is generally at the point in time when the invoice is raised resulting in a recognition of a receivable. It is possible that there is a short time lag between invoice date and policy inception date.

F-13

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Summary of significant accounting policies (continued)

Revenue recognition (continued)

The Company receives management services fees for services provided from strategic partners and related party entities.

Acquisition fees are recognized for arranging the acquisition of the property, agreeing to operate the property, and selling the fractional interests in the property through the broker-dealer channel. Typically, this fee is equal to approximately 3.00% to 5.00% of the purchase price of the real estate, though the fee may vary.

Disposition fees are recognized upon the sale of the asset. This asset typically is sold around years five to several after acquisition. The fee is typically around 3.00% of the sales price.

Development and construction fees are recognized if there are any capital expenditures or other construction efforts. The fee is equal to roughly 0.005% to 1.00% of the cost of construction.

Sales of real estate generally are accounted for under the full accrual method. Under that method, gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When a sale does not meet the requirements for income recognition, gain is deferred until those requirements are met. Some sales of real estate are accounted for under the installment method. Under that method, gain is recognized as principal payments on the related notes payable are collected. A portion of the deferred gain is also recognized as income to the extent that the deferred gain exceeds the note receivable from the buyer plus the maximum contingent liability to the Company for other debt on the property.

Commission, brokerage, and fees are recognized when the related service has been provided and it is probable that the Company will be compensated for services rendered, and the amount of consideration for such services can be reliably measured. This is deemed to be the invoice date. An allowance is made for anticipated lapses and cancellations. Where there is a future obligation to provide claims handling services, a portion of the commission income is deferred over the expected service period.

Rental income is derived from rental activity. The Company leases apartment homes under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases. Rental income under an operating lease agreement should be recognized on a straight-line basis. Management has elected to record rental income according to each tenant’s lease agreement. The difference between the two methods was determined to be immaterial in respect to the consolidated financial statements.

F-14

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Summary of significant accounting policies (continued)

Selling costs

Selling costs related to tangible assets and costs to obtain regulatory approvals are capitalized and recognized as properties and/or lands are sold. Direct selling costs that relate to properties and/or lands that are sold and accounted for under a method other than the full accrual method are deferred and recognized as the related gain is recognized. Other selling costs are charged to expense when incurred.

Advertising

It is the Company’s policy to expense advertising costs as incurred. Advertising expense for the period from March 17, 2022 to December 31, 2022, was $110,740.

Income Taxes

The Company, with the consent of their members, has elected to be taxed as a limited liability company (LLC) under the Internal Revenue Code and the laws of the applicable state in which it was formed. As a result of its election to be taxed as a LLC, the liability for federal income taxes is the obligation of the Company’s members. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, the first income tax return will be filed for the 2022 tax year, and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Note 2 - Cash and cash equivalents

Cash and cash equivalents as of December 31, 2022, consisted of the following:

Versity Invest, LLC	$152,541
Properties held for sale	3,424,979
Consolidated entities	5,557,767
Total cash and cash eqivalents	$9,135,287

Note 3 - Notes receivable

On April 1, 2022, the Company loaned Versity Investments, LLC (formerly NB Private Capital, LLC) money for closing acquisitions of real estate. There are no formal payment terms.	$3,437,321

F-15

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 3 - Notes receivable (continued)

On August 31, 2022, the Company loaned Sunstone Development, LLC money for closing acquisitions of real estate. There are no formal payment terms.	6,341,587

Total notes receivable	$9,778,908

Note 4 - Properties held for sale

Properties held for sale as of December 31, 2022, consisted of the following:

Apex DST	$99,212,935
One on 4th DST	49,797,170
Hayworth DST	103,403,881
Walk DST	44,001,610
Total properties held for sale	$296,415,596

The Company consolidated Apex DST, One on 4th DST, Hayworth DST, and Walk DST. The information listed under Consolidated DST’s represents information related to these entities on the consolidated statement of financial position.

	Total Consolidated DSTs
Total assets	$329,819,713$	300,282,418
Total liabilities	286,246,418	152,153,120
Total revenue	35,567,260	7,316,969
Operating expenses	29,823,285	3,173,049
Gain on deconsolidation of DSTs	5,906,495	2,775,139
Depreciation	7,188,526	7,159,898
Interest expenses	10,792,078	3,410,390
Debt issuance costs	3,255,164	4,800

Total assets related to consolidated DSTs consist of cash and cash equivalents of $3,424,979, property held for sale of $296,415,596 and prepaid expenses of $441,843. Total liabilities related to consolidated DSTs consisted of accounts payable of $1,222,704, accrued expenses of $3,927,195, and notes payable of $147,003,221.

F-16

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 5 - Property and equipment

Property and equipment as of December 31, 2022, consisted of the following:

Furniture, fixtures, and equipment	$238,989
Construction in process	19,911
Total property and equipment	258,900
Less: accumulated depreciation	(28,626)
Property and equipment, net	$230,274

Depreciation expense related to property and equipment was $28,626 for the period from March 17, 2022 to December 31, 2022.

Note 6 - Notes payable

On April 12, 2022, the Company, through a special purpose entity wholly owned by the Company, entered into a credit agreement (the “Credit Agreement”) with special purpose entities wholly owned by Crayhill Capital Management (collectively, “Crayhill” and the “Crayhill Credit Facility”)

The Crayhill Credit Facility is a revolving loan maturing on May 27, 2025, with two 180‐day extension options subject to certain conditions outlined further in the Credit Agreement. The Crayhill Credit Facility bears interest at 12.50% per annum, with a minimum utilization of $25 million. Full balances are repayable on maturity, with no prepayment penalties. Monthly payments due pursuant to the Crayhill Credit Facility are based upon total monthly syndications and property income from the related DSTs and loan parties as defined in the Credit Agreement with minimum payments being interest‐only on a balance of $25 million. The Company has an initial maximum borrowing capacity up to $50 million, which can be increased to a total maximum borrowing capacity of $200 million with certain conditions and approvals from Crayhill. From April 12, 2022 through December 31, 2022 the company borrowed $125.1 million from the Crayhill Credit Facility to finance the acquisition of Vintage DST, The Walk DST and Hayworth DST, and repaid approximately $38.3 million over the same period with the proceeds of equity syndications from the related DSTs and related DST property income.

$70,853,596

F-17

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 6 - Notes payable (continued)

On November 18, 2022, the Company entered into a credit agreements (the “Apex Credit Agreements”) totaling $42,000,000 with I.B.I Volcano Investments LLC, Comrit Investments 1, LP, and West 4 Capital LP for $25,000,000, 11,000,000 and $6,000,000, respectively.

The Apex Credit Agreements are loans maturing on May 18, 2023, with two 90‐day extension options subject to certain conditions outlined further in the Apex Credit Agreements. The Apex Credit Agreements bear interest at 12.00% per annum. Full balances are repayable on maturity, with a prepayment penalty of the interest that would have accrued on the loans if the loans were paid within the first two calendar months after the date hereof less any interest actually paid. Monthly payments due pursuant to the Apex Credit Agreements are based upon accrued interest commencing on December 1, 2022 and continuing on the first day of each month thereafter. Loan origination fees of $540,000 were settled during closing of the Apex Credit Agreement loans and the remaining $180,000 loan origination fees remain outstanding as of December 31, 2022.

42,000,000

On April 29, 2022, the Company obtained a secured note payable from the Walk DST acquisition to a third party in the amount up to $27,834,000. The note is at 3.50% interest, maturing May 5, 2029. Monthly payments are interest only through May 31, 2027. On June 1, 2027, monthly interest and principal installments of $139,344 are due until maturity.	27,834,000

On June 30, 2022, the Company obtained a secured note payable from the Hayworth DST acquisition to a third party in the amount up to $48,000,000. The note is at 5.25% interest, maturing June 30, 2029. Monthly payments are interest only through July 31, 2026. On August 1, 2026, monthly interest and principal installments of $267,230 are due until maturity.	48,000,000

On July 27, 2022, the Company obtained a secured note payable from the One on 4th acquisition to a third party in the amount up to $27,500,000. The note is at 4.80% interest, maturing August 5, 2029. Monthly payments are interest only through August 5, 2027. On August 6, 2027, monthly interest and principal installments of $157,574 are due until maturity.	27,500,000

F-18

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 6 - Notes payable (continued)

On November 18, 2022, the Company obtained a secured note payable from the Apex South Creek acquisition to a third party in the amount up to $45,994,000. The note is at 5.48% interest, maturing November 30, 2032. Monthly payments are interest only through November 30, 2027. On December 1, 2027, monthly interest and principal installments of $260,572 are due until maturity.	45,994,000

The Company obtained unsecured notes payable to a related party

totaling $1,619,975. The notes have a 24‐month maturity.	1,619,975

The Company obtained unsecured notes payable to related parties associated with short‐term closing loans totaling $6,830,864. The notes have no formal payment terms.	6,830,864

Total notes payable	270,632,435

Less: loan fees	(2,686,499)

Notes payable, net	$267,945,936

Future minimum principal payments required consisted of the following as of December 31, 2022:

2023	$42,000,000
2024	72,473,571
2025	‐
2026	267,448
2027	1,310,008
Thereafter	154,581,408
$270,632,435

Note 7 - Members’ equity

The Company’s members’ equity consists of Class A common membership interests to certain principals of the Company and Class B and C membership. As of December 31, 2022, capital contributions raised consisted of 1,000,000 Class A units.

F-19

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 8 - Leases

Adoption of new accounting standards

In February 2016, the Financial Accounting Standards Board (FASB) established Accounting Standards Codification (ASC) Topic 842, Leases, by issuing Accounting Standards Update (ASU) 2016-02, which requires lessees to recognize leases on the statement[s] of financial position, and disclose key information about leasing arrangements. The ASU went into effect for non-public entities with fiscal years beginning after December 15, 2021.

Therefore, the Company has adopted the new accounting standard on March 17, 2022.The Company has elected to transition using the effective method under the modified retrospective approach, by which a cumulative-effect adjustment is made on the initial date of adoption for existing leases, and comparative periods are presented under the prior lease Topic ASC 840, that was superseded by ASC 842. Additionally, the Company has elected to apply the package of practical expedients that allows opting out of re-evaluation and re-assessment of existing lease agreements under the new standard, instead relying on the historical determination and values.

The Company has lease arrangements for certain facilities. These leases typically have original terms of 131 months and do not include extension or purchase options that the Company is reasonably certain to exercise. None of the lease arrangements include residual value guarantees or restrictive covenants. The Company’s lease arrangements may contain nonlease components; the Company has elected to combine and account for lease and nonlease components as a single lease component for all leases. Payments for the leases are predominantly fixed, but can contain variable costs for usage-based metrics. Such payments are accounted for separately and are not included in the capitalization and amortization of the leases. In accordance with US GAAP, the Company considers materiality of the present value total lease payments when applying lease accounting standards and preparing disclosures.

The weighted-average remaining lease term related to the Company’s operating lease liability as of December 31, 2022, was 9.25 years. The weighted-average discount rate related to the Company’s operating lease liability as of December 31, 2022, was 1.58%. The discount rates are based on the risk-free rate, which equates to the US Treasury Bill rate for the nearest approximate term on the execution date.

Cash paid for operating leases was $583,936 for the period from March 17, 2022 to December 31, 2022.

Non-cash information for the years ended December 31:

Right-of-use assets acquired in exchange for operating lease liability $8,367,402

F-20

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 8 ‐ Leases (continued)

Future minimum payments for lease commitments consisted of the following:

December 31,
2023	$747,438
2024	769,861
2025	792,957
2026	816,746
2027	1,005,554
Thereafter	4,618,783
Total	8,751,339
Less: imputed interest	(668,876)
Total lease liability	$8,082,463

Note 9 - Related party transactions

Backoffice services agreement

On April 2, 2022, the Company entered into a Backoffice Services Agreement (the “Agreement”) with Versity Investments, LLC. Versity Investments, LLC (the “Service Provider”) is an affiliated party that provides certain management, operational, accounting, payroll, employee benefits, and other back office services to the Company, as defined by the Agreement. The initial term of the Agreement is 12 months, and the Agreement will automatically renew for successive 12 month terms unless either party provides written notice of nonrenewal at least 30 days prior to the end of the then‐current term.

The Agreement allows for the Service Provider to invoice the Company for such services until such a time that the Company assumes and employs all of the Service Provider’s employees. On the first business day of each calendar month of the term after the full assumption of such obligations, the Company will directly pay the entire aggregate amount of the monthly payroll, including tax withholdings, remittances, and employee benefits, for all Service Provider’s employees, and all Service Provider’s costs and expenses related to administration, including preparation of required reconciliations, recordkeeping, handling, and contracting with third‐party vendors, tax and other governmental withholding and reporting (including Forms W‐2s and 1099s), responses to inquiries and request for assistance made by Service Provider’s employees or tax and other government and quasi‐ government authorities.

If Service Provider incurs any indebtedness, fees, costs, and/or expenses above monthly standard overhead, the Company shall make interest‐free advances to Service Provider to cover such costs. Service Provider shall repay such advances when able as determined in the sole discretion of the managers of Service Provider.

F-21

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 9 ‐ Related party transactions (continued)

Backoffice services agreement (continued)

The Service Provider owns all right, title, and interest in and to all of the Service Provider’s intellectual property conceived, prepared, delivered, or created by the Service Provider’s personnel during the term of the Agreement. The Company received $663,645 for asset management fees related to this agreement for the period ended December 31, 2022.

Book and Ladder, LLC

From time to time, Book and Ladder, LLC (Book) provides property management services related to the Company’s DST programs. Members of the Company are majority owners of Book. The Company paid Book $255,418 for property management services for the period ended December 31, 2022.

Sunstone Development, LLC

From time to time, Sunstone Development, LLC (Sunstone) provides property development services related to the Company’s DST programs. Members of the Company are majority owners of Sunstone. The Company did not pay Sunstone for any development services for the period ended December 31, 2022.

EquityCo

EquityCo, consisting of our wholly‐owned subsidiaries Versity EquityCo, LLC, and Versity EquityCo II, LLC, is the parent to each of the Depositor entities we establishing for our DST programs. Either the Company or Versity, Investments, LLC is the Manager of the Depositor entities. Members of the Company are majority owners of EquityCo.

Note 10 - Commitments and Contingencies Other contingencies

From time to time, the Company is party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor is management aware of any such legal proceedings contemplated by governmental authorities.

F-22

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022

Note 11 - Supplemental disclosures of cash flow information

Cash paid for interest and income taxes For the period from March 17, 2022 to December 31, 2022, was as follows:

Interest	$10,792,078
Income taxes	$11,200

The Company acquired property and equipment through debt financing totaling $302,345,341 for the period from March 17, 2022 to December 31, 2022.

Loan fees totaled $3,255,164 for the period ended December 31, 2022.

Note 12 ‐ Subsequent events

Date of management evaluation

Management has evaluated subsequent events through August 24, 2023, the date on which the consolidated financial statements were available to be issued.

F-23

VERSITY INVEST, LLC

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and June 30, 2022

F-24

VERISTY INVEST, LLC

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2023 and June 30, 2022

F-25

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

June 30, 2023 and June 30, 2022

ASSETS
	2023	2022
Current assets
Cash and cash equivalents	$3,059,540	$13,151,829
Cash and cash equivalents - restricted	3,513,842	2,207,984
Accounts receivable	1,594,582	10,456
Other receivables	1,275,315	6,395,603
Notes receivable	7,618,224	2,094,195
Deposits	3,007,290	4,730
Prepaid expenses	57,015	809,156

Total current assets	20,125,808	24,673,953

Noncurrent assets
Property and equipment, net	291,785,007	269,373,539
Right-of-use asset - operating	7,387,901	-

Total noncurrent assets	299,172,908	269,373,539

Total assets	$319,298,716	$294,047,492

Internal Prepared Consolidated Financial Statements

F-26

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (CONTINUED)

June 30, 2023 and June 30, 2022

LIABILITIES AND MEMBERS' EQUITY
	2023	2022
Current liabilities
Accounts payable	$4,992,935	$393,059
Accrued expenses	3,591,595	2,989,808
Notes payable	40,821,429	10,096,921
Lease liability - operating	756,238	-
Other liabilities	2,431,573	543,915

Total current liabilities	52,593,770	14,023,703

Noncurrent liabilities
Security deposits	838,990	506,576
Notes payable, net	228,627,895	213,306,648
Lease liability - operating	7,092,973	-

Total noncurrent liabilities	236,559,858	213,813,224

Total liabilities	289,153,628	227,836,927

Members' equity
Common	464,337	16,517
DST Interests	56,325,549	61,699,829
Retained earnings (deficit)	(26,644,798)	4,494,219

Total members' equity	30,145,088	66,210,565

Total liabilities and members' equity	$319,298,716	$294,047,492

Internal Prepared Consolidated Financial Statements

F-27

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

	2023	2022
Revenues
Rental income	$14,726,268	$2,119,805
Disposition fees	1,300,000	-
Asset management fees	535,347	235,044
Acquisition fees	-	12,365,500
Interest income	44,476	667
Other revenue	24,869	107,555

Total revenues	16,630,960	14,828,571

Operating expenses
Property operations	9,930,445	1,245,393
Depreciation	8,148,313	1,644,208
Salaries and payroll	6,255,335	1,940,623
General and administrative	1,593,301	781,380
Marketing	599,318	429,100
Professional	323,794	487,061
Acquisition	181,102	113,059

Total operating expenses	27,031,608	6,640,824

Operating income (loss)	(10,400,648)	8,187,747

Other income (expenses)
Interest	(10,955,736)	(2,178,233)
Interest - loan fees	(1,073,014)	(2,148,993)

Total other income (expenses)	(12,028,750)	(4,327,226)

Income (loss) before income taxes and noncontrolling interests	(22,429,398)	3,860,521

Income tax provision	11,200	-

Income (loss) before noncontrolling interests	(22,440,598)	3,860,521

Noncontrolling interests in (income) loss of consolidated subsidiaries	2,621,408	1,230,269

Net income (loss) attributable to parent	$(19,819,190)	$5,090,790

Internal Prepared Consolidated Financial Statements

F-28

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

		DST	Retained
	Common	interests	earnings (deficit)	Total

Balances, December 31, 2022	$34,428	$47,470,415	$(3,931,548)	$43,573,295

Contributions	429,909	-	-	429,909

Noncontrolling contributions	-	15,211,548	-	15,211,548

Distributions	-	(1,525,338)	(2,894,060)	(4,419,398)

Syndication costs	-	(2,209,668)	-	(2,209,668)
				-
Noncontrolling income (loss)	-	(2,621,408)	-	(2,621,408)

Net income (loss)	-	-	(19,819,190)	(19,819,190)

Balances, June 30, 2023	$464,337	$56,325,549	$(26,644,798)	$30,145,088

Internal Prepared Consolidated Financial Statements

F-29

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY (CONTINUED)

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

		DST	Retained
	Common	interests	earnings (deficit)	Total

Balances, March 17, 2022	$-	$-	$-	$-

Contributions	16,517	-	-	16,517

Noncontrolling contributions	-	77,723,533	-	77,723,533

Distributions	-	(420,944)	(596,571)	(1,017,515)

Syndication costs	-	(14,372,491)	-	(14,372,491)

Noncontrolling income (loss)	-	(1,230,269)	-	(1,230,269)

Net income (loss)	-	-	5,090,790	5,090,790

Balances, June 30, 2022	$16,517	$61,699,829	$4,494,219	$66,210,565

Internal Prepared Consolidated Financial Statements

F-30

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

	2023	2022
Cash flows from operating activities
Net income (loss) attributable to parent	$(19,819,190)	$5,090,790
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Noncontrolling interests in subsidiaries-income (loss)	(2,621,408)	(1,230,269)
Lease expense - right-of-use assets	393,686	-
Depreciation	8,148,313	1,644,208
Bad debt expense	-	2,331
Interest expense - loan fees	1,073,014	2,148,993
Changes in:
Accounts receivable	3,741,551	(12,787)
Other receivables	(773,442)	(8,489,798)
Deposits	(2,848,332)	(4,730)
Prepaid expenses	424,082	(809,156)
Accounts payable	2,723,597	393,059
Accrued expenses	(1,075,809)	3,496,384
Security deposits	157,911	-
Other liabilities	(168,625)	543,915
Lease liability - operating	(233,252)	-

Net cash provided by (used in) operating activities	(10,877,904)	2,772,940

Cash flows from investing activities
Payments on notes receivable	2,160,684	-
Acquisition of property and equipment	(3,287,450)	(11,422,429)

Net cash provided by (used in) investing activities	(1,126,766)	(11,422,429)

Internal Prepared Consolidated Financial Statements

F-31

VERSITY INVEST, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

	2023	2022
Cash flows from financing activities
Noncontrolling DST interests - contributions	15,211,548	77,723,533
Noncontrolling DST interests - distributions	(1,525,338)	(420,944)
Proceeds from notes payable	7,623,109	-
Payments on notes payable	(6,119,721)	(38,340,742)
Acquisition of loan fees	(1,073,014)	-
Syndication costs	(2,209,668)	(14,372,491)
Contributions	429,909	16,517
Distributions	(2,894,060)	(596,571)

Net cash provided by (used in) financing activities	9,442,765	24,009,302

Change in cash and cash equivalents	(2,561,905)	15,359,813

Total cash and cash equivalents, beginning of period	9,135,287	-

Total cash and cash equivalents, end of period	$6,573,382	$15,359,813

Supplemental disclosure of cash flow information

Cash paid for interest and income taxes for the six-month period ended June 30, 2023, was as follows:

	2023	2022
Interest	$10,955,736	$2,178,233

Income taxes	$11,200	$-

The Company acquired property and equipment through debt financing totaling $128,180,000 for the period from March 17, 2022 to June 30, 2022.

Internal Prepared Consolidated Financial Statements

F-32

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies

This summary of significant accounting policies is presented to assist in understanding the accompanying consolidated financial statements. The consolidated financial statements and notes are the representations of Versity Invest, LLC’s (Versity’s) management, which is responsible for their integrity and objectivity. The consolidated financial statements of the Versity and its subsidiaries have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Principal business activity

Versity is a Delaware limited liability company and was formed on March 17, 2022, for the purpose of real estate syndication, management, development and construction. The Company’s year‐end is December 31. On April 2, 2022, the Company entered into a limited liability company agreement (the “Operating Agreement”) with its members. The Operating Agreement defines various matters pertaining to the Company including formation, term, ownership interests, initial contributions, fiscal year end, and allocations of profit and loss, amongst others.

The Company’s income is derived from: (1) acquisition fees and commissions from the purchase or sale of real property, (2) rental income, (3) management fees from the management of real property, (4) construction management fees from the management of real property development, and (5) profit‐ sharing from the sale of certain properties. Consequently, the Company’s ability to collect income for services performed is affected by economic fluctuations in the real estate industry.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Versity, and the following entities. Going forward, “we,” “us,” “our” and “Company” refers to the consolidated companies. The Company follows the topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which requires a variable interest entity (“VIE”) to be consolidated by a company if it has (a) the power to direct the activities most significant to the VIE and (b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. All significant intercompany transactions have been eliminated. Versity consolidates the DST upon acquisition and deconsolidates upon full syndication of interests.

The Company is a majority owner in the following properties or entities, which have been consolidated:

Versity EquityCo II, LLC (Equity) was formed on March 17, 2022, in the state of Delaware, for the purpose providing bridge loans to Versity. Equity is a wholly owned subsidiary of Versity.

VSHR  Adviser,  LLC  (Adviser)  was  formed   on  February  28,  2022,  in  the  state  of  Delaware,  for the  purpose of being a real estate management company. Adviser is a wholly owned subsidiary of Versity.

F-33

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies (continued)

Principles of consolidation (continued)

Vintage LeaseCo, LLC (Vintage) was formed on December 10, 2021, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as Vintage Horizon West, located in Winter Garden, Florida. Vintage is a wholly owned subsidiary of Versity.

The Walk LeaseCo, LLC (The Walk) was formed on March 17, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as The Walk, located in Tuscaloosa, Alabama. The Walk is a wholly owned subsidiary of Versity.

Hayworth Tanglewood LeaseCo. LLC (Hayworth) was formed on May 31, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as The Hayworth, located in Houston, Texas. Hayworth is a wholly owned subsidiary of Versity.

One on 4th LeaseCo, LLC (One on 4th) was formed on July 21, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as One on 4th, located in Stillwater, Oklahoma. One on 4th is a wholly owned subsidiary of Versity.

Apex South Creek LeaseCo. LLC (Apex) was formed on August 31, 2022, in the state of Delaware, for the purpose of managing as the master tenant for property commonly known as Apex, located in Orlando, Florida. Apex is a wholly owned subsidiary of Versity.

The Walk is a Class A, mid‐rise student‐housing community located in Tuscaloosa, Alabama. On April 29, 2022, the community was acquired by The Walk, DST (Walk DST), a Delaware statutory trust. Walk DST was formed on March 17, 2022, for the purpose of acquiring and owning The Walk. As of June 30, 2023, Versity owns 1.06% of Walk DST.

The Hayworth is a Class A, mid‐rise, multi‐family residential community located in Tanglewood area of Houston, Texas. On June 30, 2022, the community was acquired by Hayworth Tanglewood, DST (Hayworth DST), a Delaware statutory trust. Hayworth DST was formed on May 31, 2022, for the purpose of acquiring and owning The Hayworth. As of June 30, 2023, Versity owns 33.32% of Hayworth DST.

One on 4th is a Class A, mid‐rise student‐housing community located in Stillwater, Oklahoma. On July 27, 2022, the community was acquired by One on 4th ST, LLC (One on 4th DST), a Delaware statutory trust. One on 4th DST was formed on July 20, 2022, for the purpose of acquiring and owning One on 4th. As of June 30, 2023, Versity owns 20.27% of One on 4th DST.

The Apex South Creek is a Class A, mid‐rise, multi‐family residential community located in Orlando, Florida. On November 18, 2022, the community was acquired by Apex South Creek, DST (Apex DST), a Delaware statutory trust. Apex DST was formed on August 29, 2022, for the purpose of acquiring and owning The Apex South Creek. As of June 30, 2023, Versity owns 90.88% of Apex South Creek DST.

F-34

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies (continued)

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with US GAAP as contained within the FASB Accounting Standards Codification (“ASC”).

Concentration of credit risk

The Company  maintains  several  bank  accounts,  the  balance  of  which  may,  at  times,  be  in  excess of  Federal  Deposit  Insurance  Corporation  (FDIC)  limits.  The Company has  not  experienced  any  losses  in such accounts. Management does not believe that the Company is exposed to any significant credit risk in connection with cash and cash equivalents. At June 30, 2023 and 2022, the Company had approximately $5,573,382 and $14,859,813 in excess of FDIC insured limits, respectively.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Cash and cash equivalents

For purposes of the consolidated statement of cash flows, all highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

Cash and cash equivalents ‐ restricted

Cash and cash equivalents ‐ restricted include all monies that are subject to lender restrictions.

Receivables

Receivables consist of accounts receivable and rent receivable. An allowance for doubtful accounts has been applied against receivables based on estimates of uncollectible amounts. Management evaluates receivable balances, considers the adequacy of allowances, and makes appropriate adjustments. At June 30, 2023 and 2022, the allowance for doubtful accounts was $0 and $0, respectively.

Other receivables

The company will provide loans to affiliated companies for a variety of reasons. These loans range from non-interest-bearing to market interest and are due upon maturity. Additionally, the company may accrue other type of receivables. Management evaluates loan balances and other receivable balances and considers recording an allowance, if necessary. For the period ended June 30, 2023 and 2022, the allowance for doubtful accounts total was $0 and $0, respectively.

F-35

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies (continued)

Property and equipment

Property and equipment are carried at cost. Expenditures in excess of $1,500 are capitalized and depreciated over the item’s estimated useful life. Depreciation is computed on the straight‐line method over the estimated useful lives of the respective assets, ranging from three to thirty‐nine years. Leasehold improvements are depreciated over the term of the related lease agreement. Total depreciation was $8,148,313 and $1,644,208 for the periods ended June 30, 2023 and 2022, respectively.

Long-lived assets

Long‐lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the periods ended June 30, 2023 and 2022, there were no events or changes in circumstances indicating that the carrying amount of long‐lived assets may not be recoverable.

Revenue recognition

The Company adopted ASU 2014‐09, Revenue from Contracts with Customers (Topic 606). Revenue is recognized as the Company provides services. Revenue is recognized to the extent that there is no future performance obligation. Where there is a future performance obligation, a portion is deferred over the expected service period. Revenue is measured based on the consideration to which the Company expects to be entitled in a contract. The Company’s revenue does not have a significant financing component, so the transaction (invoice) price is considered to have no difference between the promised consideration and the cash selling price. The Company’s revenue is disaggregated by major products and services as shown on the Statement of Operations. The Company recognizes contract assets, when the service is provided, which is generally at the point in time when the invoice is raised resulting in a recognition of a receivable. It is possible that there is a short time lag between invoice date and policy inception date.

The Company receives management services fees for services provided from strategic partners and related party entities.

Acquisition fees are recognized for arranging the acquisition of the property, agreeing to operate the property, and selling the fractional interests in the property through the broker‐dealer channel. Typically, this fee is equal to approximately 3.00% to 5.00% of the purchase price of the real estate, though the fee may vary.

Disposition fees are recognized upon the sale of the asset. This asset typically is sold around years five to seven after acquisition. The fee is typically around 3.00% of the sales price.

F-36

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies (continued)

Revenue recognition (continued)

Development and construction fees are recognized if there are any capital expenditures or other construction efforts. The fee is equal to roughly 0.005% to 1.00% of the cost of construction.

Sales of real estate generally are accounted for under the full accrual method. Under that method, gain is not recognized until the collectability of the sales price is reasonably assured and the earnings process is virtually complete. When a sale does not meet the requirements for income recognition, gain is deferred until those requirements are met. Some sales of real estate are accounted for under the installment method. Under that method, gain is recognized as principal payments on the related notes payable are collected. A portion of the deferred gain is also recognized as income to the extent that the deferred gain exceeds the note receivable from the buyer plus the maximum contingent liability to the Company for other debt on the property.

Commission, brokerage, and fees are recognized when the related service has been provided and it is probable that the Company will be compensated for services rendered, and the amount of consideration for such services can be reliably measured. This is deemed to be the invoice date. An allowance is made for anticipated lapses and cancellations. Where there is a future obligation to provide claims handling services, a portion of the commission income is deferred over the expected service period.

Rental income is derived from rental activity. The Company leases apartment homes under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases. Rental income under an operating lease agreement should be recognized on a straight‐line basis. Management has elected to record rental income according to each tenant’s lease agreement. The difference between the two methods was determined to be immaterial in respect to the consolidated financial statements.

Selling costs

Selling costs related to tangible assets and costs to obtain regulatory approvals are capitalized and recognized as properties and/or lands are sold. Direct selling costs that relate to properties and/or lands that are sold and accounted for under a method other than the full accrual method are deferred and recognized as the related gain is recognized. Other selling costs are charged to expense when incurred.

Advertising

It is the Company’s policy to expense advertising costs as incurred. Advertising expense for the six-month periods ended June 30, 2023 and 2022, were $181,035 and $11,886, respectively.

F-37

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 1 – Summary of significant accounting policies (continued)

Income Taxes

The Company, with the consent of their members, has elected to be taxed as a limited liability company (LLC) under the Internal Revenue Code and the laws of the applicable state in which it was formed. As a result of its election to be taxed as a LLC, the liability for federal income taxes is the obligation of the Company’s members. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, the first income tax return will be filed for the 2022 tax year, and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Note 2 ‐ Consolidated DST Interests

The Company consolidated Apex DST, One on 4th DST, Hayworth DST, and Walk DST. The information included under Consolidated DST’s represents totals for these consolidated DST entities. Upon syndication of the DST interest, Versity will  deconsolidate these entities. See Note 1 for more information related to principles of consolidation. Balances as of June 30, 2023, consisted of the following:

F-38

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

	June 30, 2023
	Total	Consolidated DSTs
Consolidated statement of financial position line items
Cash and cash equivalents	$3,059,540	$1,335,062
Cash and cash equivalents - restricted	3,513,842	3,313,128
Accounts receivable, net	1,594,582	-
Other receivables	1,275,315	-
Note receivable	7,618,224	-
Prepaid expenses	57,015	10,458
Deposits	3,007,290	-
Property and equipment, net	291,785,007	291,474,557
Right-of-use asset - operating	7,387,901	-
Total assets	$319,298,716	$296,133,205

Accounts payable	$4,585,543	$948,580
Accrued expenses	3,591,595	1,805,191
Notes payable, net	269,449,324	160,562,785
Lease liability - operating	7,849,211	-
Other liabilities	2,838,965	476,111
Security deposits	838,990	-
Total liabilities	$289,153,628	$163,792,667

F-39

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 2 ‐ Consolidated DST Interests (continued)

Balances for the six months ended June 30, 2023, consisted of the following:

	June 30, 2023
	Total	Consolidated DSTs
Consolidated statement of operations line items
Total revenue	$16,630,960	$8,339,539
Operating expenses, less depreciation	27,031,608	11,123,715
Interest expenses	10,955,736	3,687,705
Interest - loan fees	1,073,014	4,800

Vintage Horizon West is a Class A, multi‐family residential community located in Winder Garden, Florida. On April 12, 2022, the community was acquired by Vintage, DST (Vintage DST), a Delaware statutory trust. Vintage DST was formed on December 10, 2021, for the purpose of acquiring and owning Vintage Horizon West. As of June 30, 2023, Versity owns none of Vintage DST, so results in Vintage DST not being consolidated.

Balances as of June 30, 2022, consisted of the following:

F-40

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

	June 30, 2022
	Total	Consolidated DSTs
Consolidated statement of financial position line items
Cash and cash equivalents	$13,151,829	$5,447,368
Cash and cash equivalents - restricted	2,207,984	824,537
Accounts receivable, net	10,456	-
Other receivables	6,395,603	-
Note receivable	2,094,195	-
Prepaid expenses	809,156	703,140
Deposits	4,730	-
Property and equipment, net	269,373,539	269,203,806
Right-of-use asset - operating	-	-
Total assets	$294,047,492	$276,178,851

Accounts payable	$393,059	$232,750
Accrued expenses	2,989,808	1,951,469
Notes payable, net	223,403,569	132,828,355
Lease liability - operating	-	-
Other liabilities	543,915	-
Security deposits	506,576	-
Total liabilities	$227,836,927	$135,012,574

F-41

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 2 ‐ Consolidated DST Interests (continued)

Balances for the period from March 17, 2022 to June 30, 2022, consisted of the following:

	June 30, 2022
	Total	Consolidated DSTs
Consolidated statement of operations line items
Total revenue	$14,828,571	$1,044,427
Operating expenses, less depreciation	6,640,824	2,815,517
Interest expenses	2,178,233	718,747
Debt issuance costs	2,148,993	-

Note 3 ‐ Cash and cash equivalents

Cash and cash equivalents as of June 30, 2023 and 2022, consisted of the following:

Cash and cash equivalent
	2023	2022
Versity Invest, LLC	$1,498,766	$873,771
DST's	4,648,190	6,622,753
Consolidated entities	426,426	7,863,289

Total cash and cash equivalents	$6,573,382	$15,359,813

Note 4 ‐ Notes receivable

Notes receivable as of June 30, 2023 and 2022, consisted of the following:

	2023	2022
On April 1, 2022, the Company loaned Versity Investments, LLC (formerly NB Private Capital, LLC) money for closing acquisitions of real estate. There are no formal payment terms.	$1,276,637	$2,094,165

On August 31, 2022, the Company loaned Sunstone Development, LLC money for closing acquisitions of real estate. There are no formal payment terms.	6,341,587	-

Total notes receivable	$7,618,224	$2,094,165

F-42

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 5 ‐  Property and equipment

Property and equipment as of June 30, 2023 and 2022, consisted of the following:

	2023	2022
Land	45,817,372	20,124,449
Buildings	207,462,006	244,086,427
Property improvements	9,859,420	-
Furniture, fixtures, and equipment	42,549,339	6,806,871
Construction in progress	203,555	-

Total property and equipment	305,891,692	271,017,747
Less: accumulated depreciation	(14,106,685)	(1,644,208)

Property and equipment, net	$291,785,007	$269,373,539

	291,785,007	291,785,007

F-43

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 6 ‐ Notes payable

2023	2022

On April 12, 2022, the Company, through a special purpose entity wholly owned by the Company, entered into a credit agreement (the “Credit Agreement”) with special purpose entities wholly owned by Crayhill Capital Management (collectively, “Crayhill” and the “Crayhill Credit Facility”)

The Crayhill Credit Facility is a revolving loan maturing on May 27, 2025, with two 180-day extension options subject to certain conditions outlined further in the Credit Agreement. The Crayhill Credit Facility bears interest at 12.50% per annum, with a minimum utilization of $25 million. Full balances are repayable on maturity, with no prepayment penalties. Monthly payments due pursuant to the Crayhill Credit Facility are based upon total monthly syndications and property income from the related DSTs and loan parties as defined in the Credit Agreement with minimum payments being interest-only on a balance of $25 million. The Company has an initial maximum borrowing capacity up to $50 million, which can be increased to a total maximum borrowing capacity of $200 million with certain conditions and approvals from Crayhill. From April 12, 2022 through December 31, 2022 the company borrowed $125.1 million from the Crayhill Credit Facility to finance the acquisition of Vintage DST, The Walk DST and Hayworth DST, and repaid approximately $38.3 million over the same period with the proceeds of equity syndications from the related DSTs and related DST property income.

$65,361,830	$86,769,639

F-44

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 6 ‐ Notes payable (continued)

	2023	2022

On November 18, 2022, the Company entered into a credit agreements (the “Apex Credit Agreements”) totaling $42,000,000 with I.B.I Volcano Investments LLC, Comrit Investments 1, LP, and West 4 Capital LP for $25,000,000, 11,000,000 and $6,000,000, respectively.

The Apex Credit Agreements are loans maturing on May 18, 2023, with two 90-day extension options subject to certain conditions outlined further in the Apex Credit Agreements. The Apex Credit Agreements bear interest at 12.00% per annum. Full balances are repayable on maturity, with a prepayment penalty of the interest that would have accrued on the loans if the loans were paid within the first two calendar months after the date hereof less any interest actually paid. Monthly payments due pursuant to the Apex Credit Agreements are based upon accrued interest commencing on December 1, 2022 and continuing on the first day of each month thereafter. Loan origination fees of $540,000 were settled during closing of the Apex Credit Agreement loans and the remaining $180,000 loan origination fees remain outstanding as of December 31, 2022.

	40,821,429	-

On April 12, 2022, the Company obtained a secured note payable from the Vintage DST acquisition to a third party in the amount up to $52,346,000. The note is at 4.56% interest, maturing May 1, 2032. Monthly payments are interest only through July 31, 2026. On August 1, 2026, monthly interest and principal installments of $212,747 are due until maturity.	-	52,346,000

On April 29, 2022, the Company obtained a secured note payable from the Walk DST acquisition to a third party in the amount up to $27,834,000. The note is at 3.50% interest, maturing May 5, 2029. Monthly payments are interest only through May 31, 2027. On June 1, 2027, monthly interest and principal installments of $139,344 are due until maturity.	27,834,000	27,834,000

F-45

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 6 ‐ Notes payable (continued)

	2023	2022
On June 30, 2022, the Company obtained a secured note payable from the Hayworth DST acquisition to a third party in the amount up to $48,000,000. The note is at 5.25% interest, maturing June 30, 2029. Monthly payments are interest only through July 31, 2026. On August 1, 2026, monthly interest and principal installments of $267,230 are due until maturity.	48,000,000	48,000,000

On July 27, 2022, the Company obtained a secured note payable from the One on 4th acquisition to a third party in the amount up to $27,500,000. The note is at 4.80% interest, maturing August 5, 2029. Monthly payments are interest only through August 5, 2027. On August 6, 2027, monthly interest and principal installments of $157,574 are due until maturity.	27,500,000	-

On November 18, 2022, the Company obtained a secured note payable from the Apex South Creek acquisition to a third party in the amount up to $45,994,000. The note is at 5.48% interest, maturing November 30, 2032. Monthly payments are interest only through November 30, 2027. On December 1, 2027, monthly interest and principal installments of $260,572 are due until maturity.	45,994,000	-

The Company obtained unsecured notes payable to a related party. The notes have a 24-month maturity.	9,363,084	1,522,501

The Company obtained unsecured notes payable to related parties associated with short-term closing loans. The notes have no formal payment terms.	6,721,495	8,574,420

Total notes payable	271,595,838	225,046,560

Less: loan fees	(2,146,514)	(1,642,991)

Total notes payable	$269,449,324	$223,403,569

F-46

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 6 ‐ Notes payable (continued)

Future minimum principal payments required consisted of the following as of June 30, 2023:

2023	$40,821,429
2024	72,578,400
2025	-
2026	267,448
2027	1,310,008
Thereafter	154,472,039

$269,449,324

Note 7 ‐ Members’ equity

The Company’s members’ equity consists of Class A common membership interests to certain principals of the Company and Class B and C membership. As of June 30, 2023 and 2022, capital contributions raised consisted of 1,000,000 Class A units.

Note 8 ‐ Leases

The Company has lease arrangements for certain facilities. These leases typically have original terms of 131 months and do not include extension or purchase options that the Company is reasonably certain to exercise. None of the lease arrangements include residual value guarantees or restrictive covenants. The Company’s lease arrangements may contain nonlease components; the Company has elected to combine and account for lease and nonlease components as a single lease component for all leases. Payments for the leases are predominantly fixed, but can contain variable costs for usage‐based metrics. Such payments are accounted for separately and are not included in the capitalization and amortization of the leases. In accordance with US GAAP, the Company considers materiality of the present value total lease payments when applying lease accounting standards and preparing disclosures.

The weighted‐average remaining lease term related to the Company’s operating lease liability as of June 30, 2023, was 8.75 years. The weighted‐average discount rate related to the Company’s operating lease liability as of June 30, 2023, was 1.58%. The discount rates are based on the risk‐ free rate, which equates to the US Treasury Bill rate for the nearest approximate term on the execution date.

Cash paid for operating leases was $296,347 for the period ended June 30, 2023.

F-47

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 8 ‐ Leases (continued)

Future minimum payments for lease commitments consisted of the following:

December 31
2023	$451,090
2024	769,861
2025	792,957
2026	816,746
2027	1,005,554
Thereafter	4,618,783
Total	8,454,991
Less imputed interest	(605,780)
Total lease liability	$7,849,211

Note 9 ‐ Related party transactions

Backoffice services agreement

On April 2, 2022, the Company entered into a Backoffice Services Agreement (the “Agreement”) with Versity Investments, LLC. Versity Investments, LLC (the “Service Provider”) is an affiliated party that provides certain management, operational, accounting, payroll, employee benefits, and other back office services to the Company, as defined by the Agreement. The initial term of the Agreement is 12 months, and the Agreement will automatically renew for successive 12 month terms unless either party provides written notice of nonrenewal at least 30 days prior to the end of the then‐current term.

The Agreement allows for the Service Provider to invoice the Company for such services until such a time that the Company assumes and employs all of the Service Provider’s employees. On the first business day of each calendar month of the term after the full assumption of such obligations, the Company will directly pay the entire aggregate amount of the monthly payroll, including tax withholdings, remittances, and employee benefits, for all Service Provider’s employees, and all Service Provider’s  costs  and  expenses  related  to  administration,  including  preparation  of  required reconciliations, recordkeeping, handling, and contracting with third‐party vendors, tax and other governmental withholding and reporting (including Forms W‐2s and 1099s), responses to inquiries and request for assistance made by Service Provider’s employees or tax and other government and quasi‐ government authorities.

If Service Provider incurs any indebtedness, fees, costs, and/or expenses above monthly standard overhead, the Company shall make interest‐free advances to Service Provider to cover such costs. Service Provider shall repay such advances when able as determined in the sole discretion of the managers of Service Provider.

F-48

VERSITY INVEST, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2023

For the period from March 17, 2022 to June 30, 2022

Note 9 ‐ Related party transactions (continued)

Backoffice services agreement (continued)

The Service Provider owns all right, title, and interest in and to all of the Service Provider’s intellectual property conceived, prepared, delivered, or created by the Service Provider’s personnel during the term of the Agreement. The Company received $451,769 and $195,900 for asset management fees related to this agreement for the periods ended June 30, 2023 and 2022, respectively.

Book and Ladder, LLC

From time to time, Book and Ladder, LLC (Book) provides property management services related to the Company’s DST programs. Members of the Company are majority owners of Book. The Company paid Book $459,502 and $67,913 for property management services for the periods ended June 30, 2023 and 2022, respectively.

Sunstone Development, LLC

From time to time, Sunstone Development, LLC (Sunstone) provides property development services related to the Company’s DST programs. Members of the Company are majority owners of Sunstone. The Company did not pay Sunstone for any development services for the periods ended June 30, 2023 and 2022, respectively.

EquityCo

EquityCo, consisting of our wholly‐owned subsidiaries Versity EquityCo, LLC, and Versity EquityCo II, LLC, is the parent to each of the Depositor entities we establishing for our DST programs. Either the Company or Versity, Investments, LLC is the Manager of the Depositor entities. Members of the Company are majority owners of EquityCo.

Note 10 ‐ Commitments and Contingencies

Other contingencies

From time to time, the Company is party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor is management aware of any such legal proceedings contemplated by governmental authorities.

Note 11 ‐ Subsequent events

Date of management evaluation

Management has evaluated subsequent events through October 11, 2023, the date on which the consolidated financial statements were available to be issued.

F-49

Versity Invest, LLC

Balance Sheet

As of June 30, 2023

ASSETS

Current assets
Cash and cash equivalents	$1,498,076
Cash and cash equivalents - restricted	645
Accounts receivable	1,436,026
Other receivables	8,470
Notes receivable	7,618,224
Deposits	2,839,907
Prepaid expenses	42,786
Total current assets	13,444,134

Noncurrent assets

Investments in subsidiaries	38,416,572
Property and equipment, net	310,449
Right-of-use asset - operating	7,387,901
Total noncurrent assets	46,114,922
Total assets	$59,559,056
LIABILITIES & OWNER'S EQUITY Current liabilities
Accounts payable	$242,316
Accrued expenses	452,005
Notes payable	40,821,429
Lease liability - operating	756,238
Other liabilities	2,539,735
Total current liabilities	44,811,723
Noncurrent liabilities
Notes payable, net	14,048,279
Lease liability - operating	7,092,973
Total noncurrent liabilities	21,141,252
Total liabilities	65,952,975
Members' equity
Common	464,337
Retained earnings (deficit)	(6,858,256)
Total members' equity	(6,393,919)
Total liabilities & members' equity	$59,559,056

F-50

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
(1)(a)	Managing Broker-Dealer Agreement by and between WealthForge Securities, LLC and Versity Invest, LLC

(1)(b)	Form of Registered Investment Adviser Selling Agreement

(2)(a)	Certificate of Formation of Versity InvestCo, LLC

(2)(b)	State of Delaware Certificate of Amendment

(2)(c)	Limited Liability Company Agreement of Versity Invest, LLC

(3)(a)	Form of Indenture

(3)(b)	Form of A Bond

(3)(c)	Form of R Bond

(4)	Subscription Agreement

(6)(a)

Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022, by and between Versity EquityCo, LLC, Versity EquityCo II, LLC, KHCA Funding LLC, Versity EquityCo Parent, LLC, Versity EquityCo Parent II, LLC, Versity Investments, LLC, Versity Invest, LLC, Brian Nelson, Tanya Muro, and Blake Wettengel

6(b)	Purchase and Sale Agreement dated April 11, 2022 as amended by that certain First Amendment dated May 18, 2022 by and between Versity Invest, LLC and TDC Tanglewood Real Estate Owner, L.L.C.

6(c)

Agreement of Purchase and Sale dated as of April 8, 2022 by and between Versity Invest, LLC and Stillwater Student Housing Owner LLC, as amended by that certain First Amendment dated as of May 11, 2022 by and between Versity Invest, LLC and Stillwater Student Housing Owner, as amended by that that certain Second Amendment dated as of May 23, 2022 by and between Versity Invest, LLC and Stillwater Student Housing Owner LLC, as amended by that certain Third Amendment dated as of July 13, 2022 by and between One on 4th DST and Stillwater Student Housing Owner LLC

6(d)

Purchase and Sale Agreement dated as of August 1, 2022 by and between Versity Invest, LLC and DHIC – South Creek LLC, as amended by that certain First Amendment dated as of August 8, 2022 by and between Versity Invest, LLC and DHIC – South Creek LLC, as amended and reinstated by that certain Reinstatement and Second Amendment dated as of August 19, 2022 by and between Versity Invest, LLC and DHIC – South Creek, LLC, as amended by that certain Third Amendment dated as of September 28, 2022 by and between DHIC – South Creek, LLC and Apex South Creek, DST, as amended by that certain Fourth Amendment dated as of October 26, 2022 by and between DHIC – South Creek, LLC and Apex South Creek, DST, as amended by that certain Fifth Amendment dated as of November 14, 2022 by and between DHIC – South Creek, LLC and Apex South Creek, DST

6(e)	Backoffice Services Agreement dated as of April 2, 2022 by and among Versity Invest, LLC and Versity Investments, LLC

6(f)	Intellectual Property License dated as of April 2, 2022 by and between Versity Investments, LLC and Versity Invest, LLC

6(g)	Form of Asset Management Agreement

6(h)	Form of Master Lease

6(i)	Form of Trust Agreement

6(j)	Property Management Agreement dated as of July 26, by and between One on 4th LeaseCo, LLC and Book and Ladder LLC

6(k)	Property Management Agreement dated as of April 29, 2022 by and between The Walk LeaseCo, LLC and Book and Ladder LLC

6(l)	Property Management Agreement dated as of April 12, 2022 by and between Vintage LeaseCo, LLC and Book and Ladder LLC

6(m)	Property Management Agreement dated as of November 18, 2022 by and between Apex South Creek LeaseCo, LLC and Book and Ladder LLC

6(n)	Property Management Agreement, dated as of June 30, 2022, by and between Hayworth Tanglewood LeaseCo, LLC and Book and Ladder LLC

(11)(a)	Consent of Ronald Blue & Co. CPAs

(11)(b)	Consent of Whiteford, Taylor & Preston LLP*

(12)	Opinion of Whiteford, Taylor & Preston LLP regarding legality of the Bonds

* Included with the legal opinion provided pursuant to item (12)

55

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, California on October 17, 2023.

VERSITY INVEST, LLC, a Delaware limited liability company

By:	/s/ Blake W. Wettengel
Name:	Blake W. Wettengel
Its:	Chief Executive Officer, President
and Manager
(Principal Executive Officer)

By:	/s/ Bret Sunder Wilkins
Name:	Bret Sunder Wilkins
Its:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Tanya E. Muro
Name:	Tanya E. Muro
Its:	Chief Operating Officer and Manager

56

VERSITY INVEST, LLC

VIP Bonds

8.0% Senior Unsecured Bonds (A Bonds)

 8.0% Senior Unsecured Bonds (R Bonds)

$75,000,000 Aggregate Maximum Offering Amount (75,000 Bonds)

$5,000 Minimum Purchase Amount (5 Bonds)

PRELIMINARY OFFERING CIRCULAR

57